UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
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AvalonBay Communities, Inc

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Dear Fellow Stockholders:
I welcome you to join me and the entire Board of Directors at our 2015 Annual Meeting of Stockholders, which will be held on May 21, 2015, at The Resort at Pelican Hill in Newport Coast, California.
At this year’s meeting we will vote on the election of 10 directors, the ratification of Ernst & Young as the Company’s independent auditor, and, if properly presented at the meeting, two stockholder proposals. We will also conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers.
To attend the meeting a government-issued photo identification is required and we encourage you to register in advance for admission to the meeting. To register in advance, please follow the instructions on page 3 of the Proxy Statement.
Your vote is important. Whether or not you plan to attend the meeting, we want your shares to be represented. Please vote your shares as soon as possible electronically through the Internet, by telephone, or by completing, signing and returning the proxy card enclosed with the Proxy Statement. More detailed instructions on how to vote are provided on page 4 of the Proxy Statement.
Our Board of Directors values your opinion as a stockholder and appreciates your continued support of AvalonBay.
April 10, 2015
Sincerely,

Timothy J. Naughton
Chairman of the Board
and Chief Executive Officer

Ballston Tower, 671 N. Glebe Road, Suite 800
Arlington, VA 22203

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2015

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), will be held on Thursday, May 21, 2015, at 8:00 a.m., local time, at The Resort at Pelican Hill, 22701 Pelican Hill Road South, Newport Coast, California 92657, for the following purposes:
1.
To elect the following ten directors to serve until the 2016 Annual Meeting of Stockholders and until their respective successors are elected and qualify: Glyn F. Aeppel, Terry S. Brown, Alan B. Buckelew, Ronald L. Havner, Jr., John J. Healy, Jr., Timothy J. Naughton, Lance R. Primis, Peter S. Rummell, H. Jay Sarles, and W. Edward Walter.

2.
To consider and vote upon ratification of the selection of Ernst & Young LLP by the Audit Committee of the Company’s Board of Directors to serve as the Company’s independent auditors for 2015.

3.
To consider and vote upon a resolution to approve, on a non-binding, advisory basis, the compensation of certain executives of the Company as more fully described in the accompanying proxy statement.

4.
To consider and vote upon a stockholder resolution concerning the adoption by the Board and submission to stockholders of a ‘proxy access’ bylaw, if properly presented at the Annual Meeting.

5.
To consider and vote upon a stockholder resolution concerning a policy that the Board’s chairman should be an independent director, if properly presented at the Annual Meeting.

6.
To transact such other business as may be properly brought before the Annual Meeting and at any postponements or adjournments thereof.

The Board of Directors has fixed the close of business on March 6, 2015, as the record date for determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof. Only holders of record of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at that time will be entitled to receive notice of and to vote at the Annual Meeting and at any postponements or adjournments thereof.
You are requested to authorize a proxy to vote your shares by completing and signing the enclosed proxy card, which is being solicited by the Board of Directors, and by mailing it promptly in the enclosed postage-prepaid envelope. You may also authorize a proxy to vote your shares by telephone or over the Internet by following the instructions on your proxy card. Any proxy delivered by a holder of Common Stock may be revoked by delivering written notice to the Company stating that the proxy is revoked or by delivery of a properly executed, later dated proxy. Holders of record of Common Stock who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy or authorized a proxy by telephone or over the Internet, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously delivered proxy.
If you plan to attend the meeting, we encourage you to register in advance for admission to the meeting. To register, please follow the instructions set forth on page 3 of the accompanying proxy statement. All meeting attendees must present government-issued photo identification, such as a driver’s license or passport, at the meeting.
A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, and our 2014 Annual Report to Stockholders, accompany this Notice.
By Order of the Board of Directors
Edward M. Schulman
Secretary
Arlington, Virginia
April 10, 2015

Proxy Statement Table of Contents

Proxy Summary
This summary highlights certain information about the Company and its Annual Meeting of Stockholders and summarizes information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the Company’s 2014 performance, please review the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and the Company’s 2014 Annual Report to Stockholders, both of which are being sent to stockholders with this Proxy Statement. This proxy statement and the accompanying Notice of Annual Meeting and proxy card are first being sent to stockholders on or about April 10, 2015.
2015 Annual Meeting of Stockholders Information
Date and Time:
Thursday, May 21, 2015, at 8:00 a.m. local time

Place:
The Resort at Pelican Hill, 22701 Pelican Hill Road South, Newport Coast, California 92657

Record Date:
March 6, 2015

Meeting Agenda and Voting Matters
Proposal	Board’s Voting Recommendation	Page References
1. Election of Directors	FOR EACH NOMINEE	5-7
2. Ratification of Selection of Independent Auditors	FOR	8
3. Advisory vote to approve Executive Compensation	FOR	8-9
4. Stockholder Proposal on Proxy Access	AGAINST	9-10
5. Stockholder Proposal on Independent Chairman	AGAINST	11-12
Election of Directors (Proposal 1)
The Board of Directors recommends a vote FOR each director nominee.
Name	Age	Director Since	Independent	Committees*
Timothy J. Naughton	53	2005		IFC
Glyn F. Aeppel	56	2013	X	AC, IFC
Terry S. Brown	53	2015	X	AC, IFC
Alan B. Buckelew	66	2011	X	AC, IFC
Ronald L. Havner, Jr.	57	2014	X	AC, IFC
John J. Healy, Jr.	68	1996	X	AC, NCG
Lance R. Primis**	68	1998	X	CC, NCG (Chair)
Peter S. Rummell	69	2007	X	CC (Chair), IFC
H. Jay Sarles	69	2005	X	AC (Chair), CC
W. Edward Walter	59	2008	X	CC, IFC (Chair)
*IFC = Investment and Finance Committee, AC = Audit Committee, CC = Compensation Committee, NCG = Nominating and Corporate Governance Committee
** Lead Independent Director
Immediately following the Annual Meeting, the Board expects to appoint Mr. Sarles as Lead Independent Director and to make certain other changes to committee chairmanships and memberships as described in “Board of Directors and its Committees” beginning on page 13.

Ratification of Selection of Auditors (Proposal 2)
The Board of Directors recommends a vote FOR ratification of the selection of Ernst & Young by the Audit Committee of the Company’s Board of Directors to serve as the Company’s independent auditors for 2015.
Advisory Vote to Approve Executive Compensation (Proposal 3)
The Board of Directors recommends a vote FOR the resolution to approve, on a non-binding, advisory basis, the compensation paid to the Company’s Chief Executive Officer and other officers named in the Summary Compensation Table on Page 38 (the “Named Executive Officers”).
Stockholder Proposal Concerning Proxy Access (Proposal 4)
The Board of Directors recommends a vote AGAINST this resolution, if properly presented at the meeting.
Stockholder Proposal Concerning Independent Chairman (Proposal 5)
The Board of Directors recommends a vote AGAINST this resolution, if properly presented at the meeting.
Corporate Governance Best Practices
✓ All directors are independent other than the CEO
✓ Annual election of directors and majority voting in uncontested elections
✓ Policy on recoupment of incentive compensation (Clawback Policy)
✓ Lead Independent Director
✓ Director and executive stock ownership guidelines
✓ Director and executive prohibition against hedging, pledging or borrowing against Company stock
✓ Policy regarding stockholder approval of future severance agreements
✓ Executive sessions of non-management directors at each regularly scheduled Board meeting
✓ All directors attended at least 75% of all Board and Committee meetings in 2014
✓ Regular succession planning
✓ No former employees serve as directors
✓ No shareholder rights plan and policy regarding adoption of future plans
✓ Policy on political contributions and government relations
✓ Board education policy
✓ Published comprehensive sustainability and corporate social responsibility report
✓ Annual advisory vote to approve executive compensation (see pages 8-9)
✓ Annual advisory vote to ratify independent auditor (see page 8)

I. Some Questions You May Have Regarding This Proxy Statement
Q.
Why am I receiving these materials?

A.
The accompanying proxy is solicited on behalf of the Board of Directors of AvalonBay Communities, Inc., a Maryland corporation (the “Company”). We are providing these proxy materials to you in connection with our 2015 Annual Meeting of Stockholders to be held on Thursday, May 21, 2015, at 8:00 a.m., local time, at The Resort at Pelican Hill, 22701 Pelican Hill Road South, Newport Coast, California 92657, and any postponements or adjournments thereof  (the “Annual Meeting” or the “2015 Annual Meeting”). As a Company stockholder, you are invited to attend the Annual Meeting and are entitled and requested to vote on the proposals described in this proxy statement. Directions on how to attend the Annual Meeting in person are available on the Company’s Internet website at www.avalonbay.com/events.

Q.
How can I access the proxy materials electronically?

A.
This proxy statement, our 2014 Annual Report to Stockholders, and our Annual Report on Form 10-K for the year ended December 31, 2014 are available online at www.proxyvote.com. Instead of receiving copies of our future annual reports, proxy statements, and proxy cards by mail, stockholders can elect to receive an email that will provide electronic links to our proxy materials and an electronic link to the proxy voting site. Choosing to receive your future proxy materials online will save us the cost of producing and mailing documents to you and help conserve natural resources. You may sign up for electronic delivery by visiting www.proxyvote.com. If you elect to receive these materials by electronic delivery, you may change your election at any time.

Q.
Who may vote at the Annual Meeting?

A.
You may vote all the shares of our common stock, par value $0.01 per share ( “Common Stock”), that you owned at the close of business on March 6, 2015, the record date for determining stockholders entitled to receive notice of, and to vote on, these matters (the “Record Date”). On the Record Date, the Company had 132,208,943 shares of Common Stock outstanding and entitled to vote at the meeting. You may cast one vote for each share of Common Stock held by you on all matters.

Q.
How do I obtain admission to the Annual Meeting?

A.
If you plan to attend the Annual Meeting, we encourage you to register in advance. All meeting attendees must present government-issued photo identification, such as a driver’s license or passport, at the meeting. In addition, if you are authorized to represent a corporate or institutional stockholder, you must also present proof that you are the authorized representative of such stockholder. Please submit your request to register on or before Friday, May 15, 2015, by mailing or faxing a request to the Company’s Corporate Secretary at 671 N. Glebe Road, Suite 800, Arlington, VA 22203, facsimile: 703-329-4830 or sending an email to 2015AnnualMeeting@AvalonBay.com. Please include the following information: (a) your name and mailing address, (b) whether you need special assistance at the meeting, (c) if your shares are held for you in the name of your broker, bank or other nominee, evidence of your stock ownership (such as a current letter from your broker or a photocopy of a current brokerage or other account statement) as of March 6, 2015. The meeting facilities will open at 7:30 a.m. local time, to facilitate your registration and security clearance. For your security you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular phones, audio tape recorders, video and still cameras, pagers, laptops and other portable electronic devices as well as pets may not be permitted into the meeting. Thank you in advance for your patience and cooperation with these rules.

Q.
What constitutes a quorum at the Annual Meeting?

A.
The presence, in person or by proxy, of holders of a majority of all of the shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. A “broker non-vote” refers to a share represented at the meeting held by a broker, as to which instructions have not been received from the beneficial owner or person entitled to vote such shares and with respect to which, on one or more but not all matters, the broker does not have discretionary voting power to vote such share.

Note that under New York Stock Exchange (“NYSE”) rules, if you hold shares through a bank, broker or other institution and you do not provide your voting instructions to them at least 10 days before the Annual Meeting, that firm has the discretion to vote your shares on proposals that the NYSE has determined are routine, such as the ratification of the appointment of the independent public accounting firm. A bank, broker or institution that holds your shares cannot vote your shares on non-routine matters at the Annual Meeting, such as the election of directors, approval of compensation-related matters, or a proposal submitted by a stockholder, without your voting instructions.
Q.
What proposals will be voted on at the Annual Meeting?

A.
At the Annual Meeting, stockholders will be asked to: (1) elect ten directors of the Company, (2) consider and vote upon ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2015, (3) consider and vote upon a resolution to approve, on a non-binding, advisory basis, the Company’s named executive officer compensation, (4) consider and vote upon two stockholder proposals, if properly presented at the Annual Meeting, and (5) transact such other business as may be properly brought before the Annual Meeting, in each case as specified in the Notice of Annual meeting and more fully described in this proxy statement.

Q.
How do I vote?

A.
Whether you hold shares directly as the stockholder of record or indirectly as the beneficial owner of shares held for you by a broker or other nominee (i.e., in “street name”), you may direct your vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares you hold in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares you hold in street name, the voting instruction card provided by your broker or nominee.

By Internet—If you have Internet access, you may authorize your proxy from any location in the world by following the “By Internet” instructions on the proxy card or, if applicable, the Internet voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

By Telephone—If you are calling from the United States or Canada, you may authorize your proxy by following the “By Telephone” instructions on the proxy card or, if applicable, the telephone voting instructions that may be described on the voting instruction card sent to you by your broker or nominee.

By Mail—You may authorize your proxy by signing your proxy card and mailing it in the enclosed, postage-prepaid and addressed envelope. For shares you hold in street name, you may sign the voting instruction card included by your broker or nominee and mail it in the envelope provided.

For shares held directly in your name, you may change your proxy instructions at any time prior to the vote at the Annual Meeting. You may do this by granting a new properly executed and later-dated proxy, by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting without further action will not cause your previously granted proxy to be revoked. You may change your proxy instructions for shares you beneficially own by submitting new voting instructions to your broker or nominee in the manner and within the time periods they prescribe.

If a properly signed proxy is submitted but not marked as to a particular item, the proxy will be voted FOR the election of the ten nominees for director of the Company named in this Proxy Statement, FOR the ratification of the selection of Ernst & Young LLP as the Company’s independent auditors for 2015, FOR the non-binding, advisory resolution to approve the Company’s named executive officer compensation, and AGAINST both the stockholder proposal concerning proxy access and the stockholder proposal concerning a policy that the Board’s chairman should be an independent director, if each is properly presented at the Annual Meeting. It is not anticipated that any matters other than those set forth in the Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

The Company’s 2014 Annual Report to Stockholders and a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, as filed with the Securities and Exchange Commission (“SEC”) are being mailed to stockholders concurrently with this Proxy Statement. The Annual Report to Stockholders and Form 10-K, however, are not part of the proxy solicitation materials. A copy of any or all exhibits to the Company’s Annual Report on Form 10-K, including the Company’s Code of Business Conduct and Ethics may be obtained free of charge by writing to AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, VA 22203, Attention: Chief Financial Officer or by accessing the “Investors” section of the Company’s website (www.avalonbay.com).

II. PROPOSALS
Proposal 1: Election of Directors
The Board of Directors currently consists of eleven members. As previously announced, with the addition of two new independent directors to the Board in the last year, Bruce Choate, a current director, and the Board decided after review and consultation that Mr. Choate will not stand for re-election. The Board of Directors has nominated for election the other ten current directors, and has reduced the size of the Board to ten to eliminate the resulting vacancy, effective immediately following the Annual Meeting. Accordingly, ten nominees will stand for election at the Annual Meeting and if elected will serve until the 2016 Annual Meeting of Stockholders and until their successors are elected and qualify. The following individuals have been nominated by the Board of
Directors to serve as directors: Glyn F. Aeppel, Terry S. Brown, Alan B. Buckelew, Ronald L. Havner, Jr., John J. Healy, Jr., Timothy J. Naughton, Lance R. Primis, Peter S. Rummell, H. Jay Sarles, and W. Edward Walter (each, a “Nominee” and, collectively, the “Nominees”). The Board of Directors anticipates that each of the Nominees, if elected, will serve as a director. However, if any person nominated by the Board of Directors is unable to serve or for good cause will not serve, the proxies will be voted for the election of such other person as the Board of Directors may recommend. You may not vote for more than ten directors at the Annual Meeting.

Required Vote and Recommendation

Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for all of the Nominees unless contrary instructions are set forth on the enclosed proxy card. Under the Company’s Bylaws, the affirmative vote of a majority of the total votes cast for and affirmatively withheld as to each Nominee is required to elect such Nominee. Under Maryland law, abstentions and broker non-votes are not treated as votes cast. Accordingly, an abstention or broker non-vote will have no effect on the result of the vote.

The Board of Directors unanimously recommends a vote FOR all of the Nominees.
Information Regarding Nominees
The following biographical descriptions set forth information with respect to the Nominees, based on information furnished to the Company by each Nominee, and include the specific experience, qualifications, attributes and skills that led to the Board’s conclusion that each should serve as a director in light of the Company’s business and structure. There is no family relationship between any Nominee or executive officer of the Company.

Employee Director Nominee
Timothy J. Naughton

Mr. Naughton, 53, is the Company’s Chairman, Chief Executive Officer and President and has been a director of the Company since September 2005. He has served as Chairman of the Board since May 2013, as Chief Executive Officer since January 2012, and as President since February 2005. Previously, Mr. Naughton served as Chief Operating Officer from February 2001 until February 2005. Prior to assuming the Chief Operating Officer role, Mr. Naughton served as Senior Vice President—Chief Investment Officer, and prior to that served as the Company’s Regional Vice President— Development and Acquisitions, with responsibility primarily in the Mid-Atlantic and Midwest regions of the country. Mr. Naughton has been with the Company and its predecessors since 1989. Mr. Naughton has served as a director of Health Care REIT, a publicly traded investor in healthcare real estate, since December 2013, serves as an officer of the National
Association of Real Estate Investment Trusts (“NAREIT”), is a member of The Real Estate Round Table, is a member and past chairman of the Multifamily Council of the Urban Land Institute (“ULI”), and is a member of the National Multi-Housing Council (“NMHC”), where he serves on the Executive Committee. Mr. Naughton received his Masters of Business Administration from Harvard Business School in 1987 and earned his undergraduate degree in Economics with High Distinction from the University of Virginia, where he was elected to Phi Beta Kappa. The Board has concluded that Mr. Naughton should serve as a director based on his history with and knowledge of the Company, his performance and achievements as President and Chief Executive Officer of the Company, and his strong background in the real estate business, including years of experience in both property investment and development.

Non-Employee Director Nominees
Glyn F. Aeppel

Ms. Aeppel, 56, has been a director of the Company since May 2013, and has more than 25 years of experience in property acquisitions, development and financing. Ms. Aeppel established a hotel investment and advisory company, Glencove Capital, in June 2010 and serves as its President and Chief Executive Officer. From October 2008 to May 2010, Ms. Aeppel served as Chief Investment Officer of Andre Balazs Properties, an owner, developer and operator of luxury hotels. From April 2006 to October 2008, she served as Executive Vice President of Acquisitions and Development for Loews Hotels and as a
member of its Executive Committee. From April 2004 to April 2006, she was a principal of Aeppel and Associates, a hospitality advisory development company, during which time she assisted Fairmont Hotels and Resorts in expanding in the United States and Europe. Prior to April 2004, Ms. Aeppel held executive positions with Le Meridien Hotels, Interstate Hotels & Resorts, Inc., FFC Hospitality, LLC, Holiday Inn Worldwide and Marriott Corporation. The Board has concluded that Ms. Aeppel should serve as a director based on her broad background and long experience in property acquisitions, development and financing.

Terry S. Brown

Mr. Brown, 53, has been a director of the Company since January 1, 2015, and is the Chairman and Chief Executive Officer of EDENS, one of the country’s leading private owners, operators and developers of real estate. Mr. Brown joined EDENS as its CEO in 2002. Prior to that he was Chief Executive Officer of Andersen Corporate Finance LLC (NASD Broker-Dealer subsidiary of Arthur Andersen) where he was responsible for strategy and investment banking activities on a global basis across the real estate, manufacturing, technology, services and energy industries. The Board has concluded that Mr. Brown should serve as a director based on his significant experience in a sector of the real estate industry that is complementary to the Company’s multifamily platform.

Alan B. Buckelew

Mr. Buckelew, 66, has been a director of the Company since September 2011. He has been the Chief Operations Officer of Carnival Corporation, a cruise line holding company, since December 2013. Prior to that he was President of Princess Cruises, Inc. from 2004 to 2013, overseeing the brand and operations of Princess Cruises. Mr. Buckelew also served as Chief Operating Officer for Cunard Line from 2004 to 2007. Prior to these roles, Mr. Buckelew served from 2000 to 2004 as
Executive Vice President of Corporate Services for Princess Cruises, with responsibility for the Company’s strategic planning, marketing and yield management functions. The Board has concluded that Mr. Buckelew should serve as a director based on his significant experience as a chief executive in an industry that, like multifamily apartment communities, is capital intensive and consumer-driven.

Ronald L. Havner, Jr.

Mr. Havner, 57, has been a director of the Company since September 2014. Mr. Havner is the Chairman of the Board, Chief Executive Officer, and President of Public Storage, a real estate investment trust that primarily acquires, develops, owns and operates self-storage facilities. He was elected Vice Chairman and Chief Executive Officer of Public Storage in 2002 and was elected Chairman of the Board in August 2011. Mr. Havner has been Chairman of the Board of Public Storage’s affiliate, PS Business Parks, Inc., since March 1998. He was also the 2014 Chairman of the Board of NAREIT. The Board has concluded that Mr. Havner should serve as a director based upon his business and investment expertise acquired in successfully leading an equity REIT for over a decade.

John J. Healy, Jr.

Mr. Healy, 68, has been a director of the Company since May 1996. He is Co-Founder and CEO of Hyde Street Holdings, Inc., an investor in real estate and real estate related entities. Previously, Mr. Healy co-founded the Hanford/Healy Companies (1988), a real estate investment, asset management and consulting company, which was purchased by GMAC Commercial Mortgage, a subsidiary of General Motors, in September 1996. Mr. Healy has also held various management positions with real estate and financial firms including: The Federal Asset Disposition Association (predecessor to the
Resolution Trust Corporation), Bank of America (COO and Director of Technical Services for a real estate subsidiary) and Manufacturers Hanover Trust Company (VP). Mr. Healy sits on the boards of The Rosalind Russell Research Center for Arthritis (UCSF), and The Raleigh Performing Arts and Convention Commission. Memberships in professional associations include: ULI (as a Trustee), American Society of Real Estate Counselors (“CRE”), American Institute of Real Estate Appraisers (“MAI”), National Association of Corporate Directors (“NACD”), and Fellow—Royal Institution of Chartered Surveyors. The Board has

concluded that Mr. Healy should serve as a director based on his experience and knowledge regarding real estate and asset management, as well as his specific skills in evaluating the financial and operational aspects of real estate companies acquired through his experience with real estate and financial firms.
Lance R. Primis

Mr. Primis, 68, has been a director of the Company since June 1998, and has served as the Lead Independent Director of the Company since 2003 (see “Board of Directors and its Committees—Leadership Structure and Lead Independent Director”). Since 1997, Mr. Primis has been the managing partner of Lance R. Primis & Partners, LLC, a management consulting firm with clients in the media industry. From 1969 to 1996, Mr. Primis was employed in various positions by The New York
Times Company, including the positions of President and Chief Operating Officer, which he held from 1992 to 1996. Mr. Primis was the President and General Manager of The New York Times from 1988 to 1992. The Board has concluded that Mr. Primis should serve as a director based on his experience managing a public company with significant and varied operations and his performance in the role of Lead Independent Director.

Peter S. Rummell

Mr. Rummell, 69, has been a director of the company since September 2007. He is currently a private investor and most recently served as the CEO of the Jack Nicklaus Companies in Palm Beach, Florida, from August 2008 through May 2009. The Jack Nicklaus Companies runs Mr. Nicklaus’s worldwide golf course design and related licensing business. Prior to that, from January 1997 until his retirement in July 2008, Mr. Rummell was Chairman and CEO of The St. Joe Company, one of Florida’s largest real estate operating companies and the state’s largest private landowner. From 1985 until 1996, Mr. Rummell served as President of Disney Development and then as Chairman of Walt
Disney Imagineering, the division responsible for Disney’s worldwide creative design, real estate, research and development activities. From 1983 until 1985, he was Vice Chairman of the Rockefeller Center Management Corporation in New York City. Mr. Rummell is a past chairman of the ULI. The Board has concluded that Mr. Rummell should serve as a director based on his experience in leadership positions of companies with significant real estate holdings and operations and his broad knowledge of the real estate industry, as demonstrated by his chairmanship of ULI.

H. Jay Sarles

Mr. Sarles, 69, has been a director of the Company since September 2005. He retired from full time business leadership positions in 2005, having most recently served as vice chairman of Bank of America Corporation. Prior to that he served as Vice Chairman and Chief Administrative Officer of Fleet Boston Financial (“Fleet”) with responsibility for administrative functions, risk management, technology and operations, treasury services, corporate strategy and mergers and acquisitions. During his 37 years at Fleet, Mr. Sarles oversaw virtually all of Fleet’s businesses at one time or another, including the company’s wholesale banking business from 2001 to 2003. These included commercial finance, real estate finance, capital markets, global services, industry banking, middle market and large corporate lending, small business services and investment banking businesses. Mr. Sarles has served as a director of Ameriprise Financial, Inc., a publicly traded financial planning services company, since September 2005. The Board has concluded that Mr. Sarles should serve as a director based on his extensive experience as an executive officer with a variety of responsibilities at a large financial institution with varied operations. The Board expects to appoint Mr. Sarles to the role of Lead Independent Director immediately following the Annual Meeting.

W. Edward Walter

Mr. Walter, 59, has been a director of the Company since September 2008. He has served as President and CEO of Host Hotels & Resorts, Inc. (“Host”), a publicly traded premier lodging real estate company, since October 2007. From 2003 until October 2007, he served as Executive Vice President and Chief Financial Officer of Host. From 1996 until 2003, he served in various senior management positions with Host, including Chief Operating Officer. Mr. Walter has been a member of the Board of Directors of Host since October 2007. Mr. Walter is also past
Chairman of the Board of Directors of the National Kidney Foundation, a Trustee of Friendship Public Charter Schools, a Director of the Real Estate Round Table, an officer of the Federal City Council, and a past Chair of NAREIT. The Board has concluded that Mr. Walter should serve as a director based on his demonstrated business, financial and organizational experience as both the past chief financial officer and current chief executive officer of a publicly traded corporation with significant real estate investment holdings and operations.

Proposal 2: Ratification of Selection of Independent Auditors
The Board recommends that the stockholders ratify the Audit Committee’s selection of Ernst & Young LLP (“Ernst & Young”) as the independent auditors of the Company for fiscal year 2015. Ernst & Young was also the Company’s principal independent auditors for fiscal year 2014. If the selection of Ernst & Young is not ratified, the Audit Committee anticipates that it will nevertheless engage Ernst & Young as auditors for fiscal year 2015 but will consider whether it should select a different auditor for fiscal year 2015. If the selection of Ernst & Young is ratified by the stockholders, the Audit Committee may nevertheless determine, based on changes in fees, personnel or for other reasons, to engage a firm other than Ernst & Young for the 2015 audit.
Representatives of Ernst & Young are expected to be present at the Annual Meeting to respond to appropriate questions.

Required Vote and Recommendation

Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted for ratification of the selection of Ernst & Young as the Company’s independent auditors for fiscal year 2015 unless contrary instructions are set forth on the enclosed proxy card. A majority of the votes cast on the proposal at the Annual Meeting is required to ratify the selection of Ernst & Young. Under Maryland law, abstentions and broker non-votes are not treated as votes cast. Accordingly, an abstention or broker non-vote will have no effect on the result of the vote.

The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Ernst & Young as the Company’s independent auditors for fiscal year 2015.
Proposal 3: Non-Binding, Advisory Vote on Executive Compensation
The Compensation Discussion and Analysis beginning on page 19 of this proxy statement describes the Company’s executive officer compensation program and decisions made by the Compensation Committee and the Board of Directors with respect to the 2014 compensation of our Chief Executive Officer and other officers named in the Summary Compensation Table on page 38 (the “Named Executive Officers”). As noted in Compensation Discussion and Analysis, the Company’s goals for its executive compensation program are (i) to attract, motivate and retain experienced, effective executives, (ii) to direct the performance of those executives with clearly defined goals and measures of achievement, and (iii) to align the interests of management with the interests of our stockholders.
At our 2011 Annual Meeting of Stockholders, our stockholders voted on a proposal regarding the frequency of holding a non-binding, advisory vote on the compensation of our named executive officers (a “Say-on-Pay Vote”), among other matters. A majority of the votes cast on the frequency proposal were cast in favor of holding a Say-on-Pay Vote every year, which was consistent with the recommendation of our Board of Directors. Our Board currently intends for the Company to hold a Say-on-Pay Vote every year at least until the 2017 Annual Meeting of Stockholders, which is the next required advisory vote on the frequency of holding a Say-on-Pay Vote.
While the vote on the following resolution is advisory in nature and therefore will not bind us to take any particular action, our Board of Directors intends to carefully consider the stockholder vote resulting from the proposal in making future decisions regarding our compensation program. The Board of Directors is asking stockholders to cast a non-binding, advisory vote on the following resolution:
“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and any related material disclosed in this proxy statement, is hereby APPROVED, on a non-binding, advisory basis, by the stockholders of the Company.”

Required Vote and Recommendation

Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted FOR adoption of the resolution approving the compensation disclosed unless contrary instructions are set forth on the enclosed proxy card. A majority of the votes cast on the proposal at the Annual Meeting is required to provide non-binding advisory approval of the compensation paid to the Company’s Named Executive Officers. Under Maryland law, abstentions and broker non-votes are not treated as votes cast. Accordingly, an abstention or broker non-vote will have no effect on the result of the vote.

The Board of Directors unanimously recommends a vote FOR the resolution to approve, on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers.
Proposal 4:  Stockholder Proposal on Proxy Access
The Office of the Comptroller of the City of New York, Municipal Building, One Centre Street, Room 629, New York, NY 10007-2341, as custodian and trustee of the New York City Employees’ Retirement System, the New York City Fire Department Pension Fund, the New York City Teachers’ Retirement System, and the New York City Police Pension Fund, and as custodian of the New York City Board of Education Retirement System, beneficial holder of an aggregate of 932,228 shares of Common Stock of the Company as of the date of submittal of its proposal, has given formal notice that it intends to introduce the following resolution at the 2015 Annual Meeting and has furnished the following statement in support of its proposal:
“RESOLVED: Shareholders of AvalonBay Communities, Inc. (the ‘Company’) ask the board of directors (the “Board”) to adopt, and present for shareholder approval, a ‘proxy access’ bylaw. Such a bylaw shall require the Company to include in proxy materials prepared for a shareholder meeting at which directors are to be elected the name, Disclosure and Statement (as defined herein) of any person nominated for election to the board by a shareholder or group (the ‘Nominator’) that meets the criteria established below. The Company shall allow shareholders to vote on such nominee on the Company’s proxy card.
The number of shareholder-nominated candidates appearing in proxy materials shall not exceed one quarter of the directors then serving. This bylaw, which shall supplement existing rights under the Company’s bylaws, should provide that a Nominator must:
(a)
have beneficially owned 3% or more of the Company’s outstanding common stock continuously for at least three years before submitting the nomination;

(b)
give the Company, within the time period identified in its bylaws, written notice of the information required by the bylaws and any Securities and Exchange Commission rules about (i) the nominee, including consent to being named in the proxy materials and to serving as a director if elected; and (ii) the Nominator, including proof it owns the required shares (the ‘Disclosure’); and

(c)
certify that (i) it will assume liability stemming from any legal or regulatory violation arising out of the Nominator’s communications with the Company shareholders, including the Disclosure and Statement; (ii) it will comply with all applicable laws and regulations if it uses soliciting material other than the Company’s proxy materials; and (c) to the best of its knowledge, the required shares were acquired in the ordinary course of business and not to change or influence control of the Company.

The Nominator may submit with the Disclosure a statement not exceeding 500 words in support of the Nominee (the ‘Statement’). The Board shall adopt procedures for promptly resolving disputes over whether notice of nomination was timely, whether the Disclosure and Statement satisfy the bylaw and applicable federal regulations, and the priority to be given to multiple nominations exceeding the one-quarter limit.
Supporting Statement
We believe proxy access is a fundamental shareholder right that will make directors more accountable and contribute to increased shareholder value. The CFA Institute’s 2014 assessment of pertinent academic studies and the use of proxy access in other markets similarly concluded that proxy access:
•
Would “benefit both the markets and corporate boardrooms, with little cost or disruption.”

•
Has the potential to raise overall US market capitalization by up to $140.3 billion if adopted market-wide.
(http://www.cfapubs.org/doi/pdf/10.2469/ccb.v2014.n9.1)

The proposed bylaw terms enjoy strong investor support – votes for similar shareholder proposals averaged 55% from 2012 through September 2014 – and similar bylaws have been adopted by companies of various sizes across industries, including Chesapeake Energy, Hewlett-Packard, Western Union and Verizon.
We urge shareholders to vote FOR this proposal.”
Statement in Opposition to Stockholder Proposal
The Board has carefully considered the foregoing stockholder proposal and unanimously recommends a vote AGAINST it.
The Board recognizes that proxy access is a topic of interest to the entire stockholder and governance community and we are actively involved in researching and reviewing the implications and potential consequences of the various forms of proxy access proposed and/or adopted recently by public companies. The Board believes that careful and thoughtful consideration should be given before the Company implements a proxy access rule since this would be a significant change to our governance structure. This deliberate approach includes reaching out to our stockholders to discuss their views with regard to proxy access. In contrast to this approach, the stockholder proposal advocates a “one size fits all” approach to proxy access. The proponent has made the identical proposal to 75 different public companies, without regard to the specific size, stockholder base, or governance structure of each company.
Proxy access, and the structure and details of any particular proxy access bylaw provision, have the potential to impact (i) a company’s ability to ensure appropriate independence and robust qualifications of its directors; (ii) the balance of the overall composition of the board; (iii) the ability of a company to keep special interest groups from using proxy access to highlight their own particular agendas that may differ from long-term shareholder interests; and (iv) the ability of the Company to prevent annual meetings from being unduly distracted by director nominees with detrimental objectives or agendas. Because of the seriousness of these issues, the Board believes that it is prudent at this time to recommend against the proxy access proposal as set forth above so that the Board has more opportunity to thoughtfully consider the best approach to proxy access and stockholder nominations based on conversations with our stockholders and a thorough review of the evolving landscape of proxy access as an element of corporate governance.
While the Board carefully evaluates this issue, it is important to note that the Company’s current corporate governance structures and procedures are designed to ensure board accountability to stockholders, including:
•
annual election of all directors;

•
a majority vote standard for all directors, in accordance with the Company’s bylaws;

•
all but one director are independent;

•
stockholders have the right to propose nominees to the Nominating and Corporate Governance Committee;

•
stockholders may nominate directors pursuant to the Company’s bylaws and solicit proxies for director nominees under federal proxy rules;

•
stockholders may submit proposals for consideration at an annual meeting and for inclusion in the proxy statement;

•
stockholders may express their views on our executive compensation through an annual “say-on-pay” vote; and

•
stockholders may communicate directly with the board through our board communication protocols.

In summary, proxy access is a rapidly developing and changing area of corporate governance. Therefore, the Board believes that the appropriate exercise of its fiduciary responsibilities in determining the best and most suitable response to proxy access for the company involves discussions with our stockholders and thoughtful evaluation of the available options in a deliberate and measured manner. As a result, the Board recommends a vote AGAINST the proposal.
Required Vote and Recommendation

Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted “AGAINST” the stockholder proposal described above, if properly presented at the Annual Meeting, unless contrary instructions are set forth on the enclosed proxy card. A majority of the votes cast on the proposal at the Annual Meeting is required to approve the proposal. Under Maryland law, abstentions and broker non-votes are not treated as votes cast. Accordingly, an abstention or broker non-vote will have no effect on the result of the vote.
The Board of Directors unanimously recommends a vote AGAINST this stockholder proposal.

Proposal 5:  Stockholder Proposal on Separation of Chairman and CEO
The Massachusetts Laborers’ Pension Fund, P.O. Box 3005, Burlington, MA 01803, beneficial holder of approximately 1,128 shares of Common Stock of the Company as of the date of submittal of its proposal, has given formal notice that it intends to introduce the following resolution at the 2015 Annual Meeting and has furnished the following statement in support of its proposal:
“RESOLVED: That the stockholders of AvalonBay Communities, Inc. (“AvalonBay” or “the Company”) ask the board of directors to adopt a policy that, whenever possible, the board’s chairman should be an independent director who has not previously served as an executive officer of the Company. The policy should be implemented so as not to violate any contractual obligation. The policy should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders; and, (b) that compliance with the policy is excused if no independent director is available and willing to serve as chairman.
Supporting Statement
It is the responsibility of the Board of Directors to protect shareholders’ long-term interests by providing independent oversight of management, including the Chief Executive Officer (CEO), in directing the corporation’s business and affairs. Currently Mr. Timothy Naughton, is our Company’s Chairman of the Board and CEO. We believe this scheme may not adequately protect shareholders.
We believe that an independent Chairman who sets agendas, priorities and procedures for the board can enhance board oversight of management and help ensure the objective functioning of an effective board. We also believe that having an independent Chairman (in practice as well as appearance) can improve accountability to shareowners, and we view the alternative of having a lead outside director, even one with a robust set of duties as not adequate to fulfill these functions.
A number of respected institutions recommend such separation. CalPERS’ Corporate Core Principles and Guidelines state that ‘the independence of a majority of the Board is not enough’; ‘the leadership of the board must embrace independence, and it must ultimately change the way in which directors interact with management.’ In 2009 the Milstein Center at Yale School of Management issued a report, endorsed by a number of investors and board members that recommended splitting the two positions as the default provision for U.S. companies. A commission of The Conference Board stated in a 2003 report: ‘Each corporation should give careful consideration to separating the offices of Chairman of the Board and CEO, with those two roles being performed by separate individuals. The Chairman would be one of the independent directors.’
We believe that the recent economic crisis demonstrates that no matter how many independent directors there are on the Board, the Board is less able to provide independent oversight of the officers if the Chairman of that Board is not independent.
We, therefore, urge shareholders to vote FOR this proposal.”
Statement in Opposition to Stockholder Proposal
The Board has carefully considered the foregoing stockholder proposal and unanimously recommends a vote AGAINST it.
The Board believes that any decision to separate the roles of Chairman and CEO should be based on the specific circumstances of a corporation; the independence, role, and capabilities of its directors, including its Lead Independent Director; and the leadership provided by its CEO. The Board does not believe that separate roles for the Chairman and CEO should be required by policy or that such a separation would, by itself, provide any additional benefit to stockholders.
The Board further believes that the Company and its stockholders are currently best served by having Mr. Naughton serve as both Chairman and CEO. Among other benefits, Mr. Naughton’s role as CEO enables him, working with the Lead Independent Director, to act as a bridge between management and the Board, helping management and the Board to act with a common purpose. Mr. Naughton’s combined roles as CEO and Chairman promote unified leadership and direction for the Company. Mr. Naughton’s knowledge of the day-to-day operations of the Company, perspective on competitive developments, understanding of stockholder interests, and relationships with business partners and employees allow him to provide effective leadership in his role as Chairman and CEO.
Furthermore, the Company’s stockholders have very recently indicated that they support the current structure. At the Company’s 2014 Annual Meeting of Stockholders an almost identical proposal regarding separation of the Chairman and CEO roles was presented and voted upon. Over 80% of stockholder votes cast voted against such proposal.

In addition, the Board has taken several steps to ensure that the Board effectively carries out its responsibility for the oversight of management. The Board has appointed a Lead Independent Director (currently Lance Primis, an independent member of the Board). The Lead Independent Director:
•
presides at all meetings of the Board of Directors at which the Chairman is not present, including regular executive sessions of the independent directors

•
serves as the liaison between the Chairman and the independent directors

•
establishes and approves meeting agendas for the Board

•
has the authority to call meetings of the independent directors

•
confers with the Chairman and CEO regularly

•
acts as a contact person for those who wish to communicate with the independent directors

Also, Mr. Naughton is the only director who is a member of management, and each standing committee, other than the Investment and Finance Committee, is made up solely of independent directors.
The Board believes that its current governance structure provides unambiguous accountability and allows the Company to effectively execute its strategy and business plans to maximize stockholder value.
For these reasons, the Board continues to believe that the adoption of a policy requiring that, whenever possible, the Chairman of the Board should be an independent director who has not previously served as an executive officer of the Company is not in the best interests of the Company’s stockholders.
Required Vote and Recommendation

Only holders of record of Common Stock as of the close of business on the Record Date are entitled to vote on this proposal. Proxies will be voted “AGAINST” the stockholder proposal described above, if properly presented at the Annual Meeting, unless contrary instructions are set forth on the enclosed proxy card. A majority of the votes cast on the proposal at the Annual Meeting is required to approve the proposal. Under Maryland law, abstentions and broker non-votes are not treated as votes cast. Accordingly, an abstention or broker non-vote will have no effect on the result of the vote.
The Board of Directors unanimously recommends a vote AGAINST this stockholder proposal.
Other Matters
The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in the discretion of the proxy holders.

Regardless of the number of shares you own, your vote is very important to the Company. Please complete, sign, date and promptly return the enclosed proxy card or authorize a proxy by telephone or over the Internet to vote your shares by following the instructions on your proxy card.

III. Corporate Governance And Related Matters
Code of Ethics and Corporate Governance Guidelines
The Company has adopted a Code of Business Conduct and Ethics (the “Code”). The Code constitutes a “code of ethics,” as defined by the SEC, that applies to the Company’s Board of Directors as well as its Chief Executive Officer, Chief Financial Officer, principal accounting officer, controller, and other employees of the Company. In addition, the Company has adopted Corporate Governance Guidelines. Copies of the Code and the Corporate Governance Guidelines are available on the “Investors” section of the Company’s website (www.avalonbay.com) under “Corporate Overview – Corporate
Governance Documents.” To the extent required by the rules of the SEC and the NYSE, we will disclose amendments and waivers relating to these documents in the same place on our website. Additional information on corporate governance policies is included in “Compensation Policies” on page 35, including information on the following Company policies: Executive Stock Ownership Guidelines; Director Stock Ownership Guidelines; Prohibition Against Hedging, Pledging or Borrowing against Company Stock; Severance Policy; and Policy on Recoupment of Incentive Compensation (Clawback Policy).

Board of Directors and its Committees
Board of Directors

The Board of Directors currently consists of eleven directors, ten of whom are candidates for election. As previously announced, with the addition of two new independent directors to the Board in the last year, Bruce Choate, a current director, and the Board decided after review and consultation that Mr. Choate will not stand for re-election. The Board of Directors met six times during 2014. The Board of Directors schedules regular executive sessions at each of its meetings in which the Company’s independent directors meet without management participation. During 2014 each of the directors attended at least 75% of the total number of meetings of the Board of Directors and meetings of the committees of the Board of Directors of which he or she was a member. The Board expects each director to attend the Company’s annual meetings of stockholders at which he or she is a nominee, and all directors were in attendance at the 2014 Annual Meeting of Stockholders.

Audit Committee

The Board of Directors has established an Audit Committee. The current members of this committee are Mr. Sarles (Chair), Ms. Aeppel and Messrs. Brown, Buckelew, Havner and Healy. Following the Annual Meeting, the Board expects to appoint Mr. Buckelew to be Chariman of this Committee and that Mr. Sarles will rotate off the Audit Committee. The Board of Directors has determined that each of Mr. Sarles, as current Chair, and Mr. Buckelew, as incoming Chair, is an “audit committee financial expert” as defined by the SEC, based on (i) Mr. Sarles’ experience in the banking industry with significant responsibility for reviewing, understanding and analyzing financial statements and responsibility for oversight of the audit function, and (ii) Mr. Buckelew’s MBA, experience as Chief Financial Officer at Princess Cruises,and the fact that the Internal Audit function of Carnival Corporation reports to him. The designation of Mr. Sarles and Mr. Buckelew by the Board as “audit committee financial experts” is not intended to be a representation that either of them is an expert for any purpose as a result of this designation, nor is it intended to impose on either any duties, obligations or liabilities that are greater than the duties, obligations or liabilities imposed on him as a member of the Audit Committee and the Board in the absence of this designation. The Board of Directors has determined that the members of the Audit Committee, including the audit committee financial expert, are “independent” under the rules of the NYSE. The Audit Committee, among other functions, has the sole authority to appoint and replace the independent auditors, is responsible for the compensation and oversight of the work of the independent auditors, reviews the results of the audit engagement with the independent auditors, and reviews and discusses with management and the independent auditors quarterly and annual financial statements and major changes in accounting and auditing principles. The Audit Committee met seven times during 2014. The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter is available on the “Investors” section of the Company’s website (www.avalonbay.com) under “Corporate Overview – Corporate Governance Documents.”

Compensation Committee

The Board of Directors has established a Compensation Committee. The current members of this committee are Messrs. Rummell (Chair), Primis, Sarles, and Walter. Following
the Annual Meeting, the Board expects to appoint Mr. Walter to be Chairman of this Committee and that Mr. Rummell will rotate off the Compensation Committee. The Board of Directors has

determined that the members of the Compensation Committee are “independent” under the rules of the NYSE. The Compensation Committee, among other functions, reviews, designs and determines management compensation structures, programs and amounts, establishes corporate and management performance goals and objectives, and reviews and makes recommendations to the Board of Directors regarding the Company’s incentive compensation plans, including the Company’s 1994 Stock Incentive Plan and the Company’s 2009 Stock Option and Incentive Plan (collectively, the “Stock Incentive Plans”). The Compensation Committee also reviews employment agreements and arrangements with senior officers. In addition, our Stock Incentive Plans provide that the Committee, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Committee’s authority and duties under the Stock Incentive Plans with respect to awards, including the granting of awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Compensation Committee has engaged Steven Hall & Partners, an executive compensation consulting firm, to provide it with independent advice and counsel on executive and board compensation, as well as competitive pay practices. Steven Hall & Partners does not provide any services directly to the Company or its management. The Compensation Committee met six times during 2014. The Board of Directors has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee charter is available on the “Investors” section of the Company’s website (www.avalonbay.com) under “Corporate Overview – Corporate Governance Documents.”

Nominating and Corporate Governance Committee

The Board of Directors has established a Nominating and Corporate Governance Committee (the “Nominating Committee”). The current members of this committee are Messrs. Primis (Chair), Choate and Healy. Following the Annual Meeting, the Board expects to appoint Mr. Sarles and Mr. Rummell to the Nominating Committee, along with its current members. The Board of Directors has determined that the members of the Nominating Committee are “independent” under the rules of the NYSE. The Nominating Committee was formed, among other functions, to identify individuals qualified to become Board members, consider policies relating to Board and committee meetings, recommend the establishment or dissolution of Board committees, review and consider succession plans with respect to the positions of Chairman and Chief Executive Officer (including through periodic evaluation and discussion with the Board of internal candidates for such succession), and address other issues regarding corporate governance. The Nominating Committee met four times during 2014. The Board of Directors has adopted a written charter for the Nominating Committee. A copy of the Nominating Committee charter is available on the “Investors” section of the Company’s website (www.avalonbay.com) under “Corporate Overview – Corporate Governance Documents.”
In evaluating and determining whether to recommend a person as a candidate for election as a director, the Nominating Committee considers the qualifications set forth in the Company’s corporate governance guidelines, which include the nominee’s business and professional background; history of leadership or contributions to other organizations; functional skill set and expertise; general understanding of marketing, finance, accounting and other elements relevant to the success of a publicly-traded company in today’s business environment; and service on other boards of directors. In addition, the Board may consider diversity of background, experience and thought in evaluating and recommending candidates for election. The Board believes that diversity is important because a variety of points of view can contribute to a more effective decision-making process. The Nominating Committee may employ a variety of methods for identifying and evaluating nominees for director. The Nominating
Committee may assess the size of the Board, the need for particular expertise on the Board, the upcoming election cycle of the Board and whether any vacancies are expected, due to retirement or otherwise. In the event that vacancies are anticipated or otherwise arise, the Nominating Committee will consider various potential candidates for director which may come to the Nominating Committee’s attention through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating Committee, and may be considered at any time during the year.
In exercising its function of recommending individuals for nomination by the Board for election as directors, the Nominating Committee considers nominees recommended by stockholders. The procedure by which stockholders may submit such recommendations is set forth in the Company’s Bylaws. See “Other Matters – Stockholder Proposals for Annual Meetings” for a summary of these requirements. When nominations are properly submitted, the Nominating Committee will consider candidates recommended by stockholders under the criteria summarized above. Following verification of the stockholder status of persons proposing candidates, the Nominating Committee makes an initial analysis of the qualifications of any candidate recommended by stockholders or others pursuant to the criteria summarized above to determine whether the candidate is qualified for service on the Board of Directors before deciding to undertake a complete evaluation of the candidate. If any materials are provided by a stockholder or professional search firm in connection with the nomination of a director candidate, such materials are forwarded to the Nominating Committee as part of its review. The same identifying and evaluating procedures apply to all candidates for director nomination, including candidates submitted by stockholders. In the case of stockholder nominations, the Board may also consider the specific information required to be provided by the nominating stockholder pursuant to the requirements of the Company’s Bylaws.
If you would like the Nominating Committee to consider a prospective candidate, please submit the candidate’s name and qualifications and other information in accordance with the requirements for director nominations by stockholders in the Company’s Bylaws to: AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, VA 22203, Attention: Corporate Secretary.
Investment and Finance Committee

The Board of Directors has established an Investment and Finance Committee. The current members of this committee are Mr. Walter (Chair), Ms. Aeppel, and Messrs. Brown, Buckelew, Choate, Havner, Naughton, and Rummell. Following the Annual Meeting the Board expects to appoint Ms. Aeppel to serve as Chairman of this Committee. The Investment and Finance Committee was formed, among other things, to review and monitor the acquisition, disposition, development and redevelopment of the Company’s communities, and review and monitor the financial structure, capital sourcing strategy and financial plans and projections of the Company. The Investment and Finance Committee has authority, subject to certain limits and guidelines set by the Board of Directors and Maryland law, to approve investment and financing activity. The Investment and Finance Committee met six times during 2014.

Leadership Structure and Lead Independent Director

Timothy J. Naughton, our Chief Executive Officer and President, also serves as the Company’s Chairman of the Board. The Board believes that the Company is best served by having Mr. Naughton serve as Chairman of the Board in addition to Chief Executive Officer and President, as opposed to appointing one of the other current directors or a future director to serve as Chairman of the Board. Among other benefits, Mr. Naughton’s role as Chief Executive Officer and President enables him, working with the Lead Independent Director, to act as a bridge between management and the Board, helping management and the Board to act with a common purpose. Mr. Naughton’s combined roles as Chief Executive Officer, President and Chairman of the Board promote unified leadership and direction for the Company.
To help assure sound corporate governance practices, the Board of Directors established the position of Lead Independent Director in 2003 and Mr. Primis currently serves in that role. Mr. Primis’ role as Lead Independent Director includes presiding at all meetings of the Board of Directors at which the Chairman is not present, serving as a liaison between the Chairman and the independent directors, establishing and approving meeting agendas for the Board, having the authority to call meetings of the independent directors, conferring with both the Chairman and the Chief Executive Officer regularly, and acting as a contact person for stockholders and others who wish to communicate with the independent directors. Following the Annual Meeting it is expected that Mr. Sarles will take over the role of Lead Independent Director.

Board of Directors Risk Oversight

The Company and the Board have a number of practices with regard to Board oversight of risk management matters. The charter of each of the Company’s Board committees provides that each committee shall, from time to time to the extent that committee deems appropriate, review risk and compliance matters relevant to that committee and report the results of such review to the full Board. As required by NYSE rules, the charter of the Audit Committee states that the Audit Committee will assist with Board oversight of risk and compliance matters, and in any event will review the perceived major financial risk exposures of the Company and the steps management has taken to monitor and control such exposures. At most regularly scheduled Board meetings, the Board reviews key matters relating to the Company’s finances, liquidity, operations and investment activity. On an annual basis, the Board engages in a broader discussion about company-wide risk management. Although it is not the primary reason for the selection of the current leadership structure by the Board, the Company and the Board believe that the current leadership structure of the Board, including both a Chairman of the Board and a separate Lead Independent Director, helps facilitate these risk oversight functions by providing multiple channels for risk related concerns and comments. The Company’s operations involve various risks that could have adverse consequences, including those described in the Company’s Annual Report on Form 10-K and other filings with the SEC. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Despite the risk oversight activities described above, there can be no assurance that the Company’s current practices have identified every potential material risk, are sufficient to address these risks, or that any risks will not result in a material adverse effect on the Company’s business or operations.

Independence of the Board

The NYSE has adopted independence standards for companies listed on the NYSE, which apply to the Company. These standards require a majority of the Board of Directors to be independent and every member of the Audit Committee, Compensation Committee and Nominating Committee to be independent. NYSE standards provide that a director is considered independent only if the Board of Directors “affirmatively determines that the director has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company).” In addition, NYSE rules and related NYSE commentary generally provide that:
•
A director who is an employee, or whose immediate family member is an executive officer, of the Company is not independent until three years after the end of such employment relationship;

•
A director who receives, or whose immediate family member receives, more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not independent until three years after he or she ceases to receive more than $120,000 per year in such compensation; Compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) need not be considered in determining independence under this test;

•
A director is not independent if  (A) the director is a current partner or employee of a firm that is the Company’s internal or external auditor; (B) the director has an immediate family member who is a current partner of such a firm; (C) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; or (D) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time;

•
A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee is not independent until three years after the end of such service or the employment relationship; and

•
A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in a single fiscal year, exceeds the greater of  $1 million or 2% of such other company’s consolidated gross revenues, is not independent until three years after falling below such threshold.

To determine which of its members is independent, the Board of Directors used the above standards and also considered whether a director had any other past or present relationships with the Company which created conflicts or the appearance of conflicts.
In determining that Mr. Brown qualified as an independent director, the Board considered that, in December 2011, a subsidiary of the Company acquired a mixed-use development site in a planned development from an affiliate of EDENS, with the EDENS affiliate retaining ownership of and rights to a future retail condominium component to be constructed thereon. Thereafter AvalonBay constructed both the multifamily component (for itself) and the retail component (for the EDENS affiliate), with EDENS agreeing to reimburse AvalonBay for the allocable costs of constructing the retail component. The Board considered these transactions under the standards set forth above, and considered the past and present relationship between AvalonBay and EDENS and Mr. Brown more broadly, and the Board concluded that Mr. Brown qualifies as independent of the Company under such standards.
Based on consideration of the foregoing and the absence of any other such transactions, relationships or arrangements found as a result of this review, the Board determined that all nominees for directors are independent, except for Mr. Naughton, who currently serves as the Company’s Chairman, Chief Executive Officer and President.
NYSE rules provide for additional independence standards that apply to members of the Audit Committee and the Compensation Committee. The Board has determined that each member of these committees satisfies these additional standards.

Contacting the Board
Any stockholder or other interested party may contact any of our directors, including the Lead Independent Director or our independent directors as a group, by writing to them at the following address. The envelope in which you send your letter should clearly specify the name of the individual director or group of directors to whom your letter is addressed. Any communications received in this manner will be forwarded as addressed.

[Name of Director or Group of Directors] c/o AvalonBay Communities, Inc. Ballston Tower 671 N. Glebe Road, Suite 800 Arlington, VA 22203 Attention: Corporate Secretary

Report of the Audit Committee
The Audit Committee of the Board of Directors of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), reviews the financial reporting process of the Company on behalf of the Board of Directors. Management has primary responsibility for this process, including the Company’s system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles. The Company’s independent auditors, and not the Audit Committee, are responsible for auditing and expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.
In this context, during 2014 and 2015, the Audit Committee reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees. In addition, the Audit Committee received from the independent auditors the written disclosures required by the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee regarding independence, and the Audit Committee discussed with the independent auditors their independence from the Company and its management.
Relying on the reviews, disclosures and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Securities and Exchange Commission (the “SEC”) Form 10-K for the year ended December 31, 2014, for filing with the SEC, and the Board of Directors has approved this recommendation.
Submitted by the Audit Committee
H. Jay Sarles (Chair)
Glyn F. Aeppel
Terry S. Brown
Alan B. Buckelew
Ronald J. Havner, Jr.
John J. Healy, Jr.

Fiscal 2013 and 2014 Audit Fee Summary
During fiscal years 2013 and 2014, the Company retained its principal independent auditors, Ernst & Young, to provide services in the categories and for the approximate fee amounts shown below:
	2013	2014
Audit fees	$1,545,714	$1,704,665
Audit related fees(1)	$1,082,024	$938,310
Tax fees(2)	$519,746	$640,106
All other fees	$0	$0

(1)
Audit related fees include fees for services traditionally performed by the auditor such as subsidiary audits, employee benefit audits, and accounting consultation.

(2)
Tax fees include preparation and review of subsidiary tax returns and taxation advice.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors
The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget.
The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Transactions with Related Persons, Promoters and Certain Control Persons
The Company’s Code of Business Conduct and Ethics, adopted by the Company’s Board of Directors and evidenced in writing, provides that no employee of the Company, including an executive officer or director, may engage in activities that create a conflict of interest with the Company unless all relevant details have been disclosed and an appropriate waiver permitting the conduct has been received. An activity constitutes a conflict of interest under the Code if  (i) the activity could adversely affect or compete with the Company, (ii) any interest, connection or benefit to the employee or director from the activity could reasonably be expected to cause such employee or director to consider anything other than the best interest of the Company when deliberating and voting on Company matters, or (iii) any interest, connection or benefit to the employee or director from the activity could give such employee or director or a member of his or her family an improper benefit that he or she obtains on account of his or her position within the Company. An executive officer or member of the Board of Directors may only receive a waiver from the Board or any designated committee of the Board, and any waiver granted to an executive officer or director will be disclosed to the Company’s stockholders to the extent required by law or NYSE rules. The Nominating and Corporate Governance Committee of the Board (or any other committee that is designated) is responsible for administering the Code for executive officers and directors.

IV. Executive Compensation
Compensation Discussion and Analysis
EXECUTIVE SUMMARY AND 2014 ACHIEVEMENTS:
2014 Achievements

Summary: 2014 was another strong year for AvalonBay, in which both our operating and development capabilities, supported by sound apartment fundamentals, allowed us to deliver healthy operating results for a fourth consecutive year. Some highlights for the year include:
Development Activity: We completed 17 new development communities, containing over 4,100 apartment homes and representing a total capital investment of approximately $1.1 billion – a record for the company. These new communities were delivered at an average cost basis of approximately $275,000 per apartment home, below the current market value of our existing 19 year old stabilized portfolio, and are achieving rents that are 7% higher. We also started 14 new apartment communities that are projected to contain over 3,900 apartment homes, and represent $1.3 billion in total capital costs.
We continued to focus on harvesting value from our development pipeline in 2014. At year-end 2014, development underway was $3 billion (projected total cost at completion) and our development rights pipeline stood at $3.2 billion (projected total cost if all development rights were completed as currently planned).
Redevelopment Activity: During 2014 the Company completed the redevelopment of five communities containing an aggregate of 1,887 apartment homes, for a total capital cost of  $53 million, excluding costs incurred prior to redevelopment. We also commenced the redevelopment of nine communities containing an aggregate of 3,428 apartment homes, for a projected total capital cost of  $127 million, excluding costs incurred prior to redevelopment.
Dividend Growth: In January 2015 we announced a dividend increase of 7.8%, representing a 40% increase since 2011.
Capital Markets Activity: We raised approximately $1.4 billion by borrowing approximately $600 million in debt, sourcing approximately $480 million through asset sales, and issuing $300 million in common equity under our Continuous Equity Program.
In addition, in September 2014, we entered into a forward contract to issue 4.5 million shares of Common Stock, based on a market price of  $155.83, at an initial forward price of  $151.74, net of offering fees and discounts. Settlement of the forward contract will occur on one or more dates not later than September 8, 2015. We have not yet issued stock under this forward contract.
Portfolio Management: During 2014 the Company sold four wholly-owned communities, including two communities acquired as part of the Archstone acquisition. The four communities, containing 1,337 apartment homes, were sold for an aggregate sales price of approximately $296 million.
Also during 2014, real estate ventures in which the Company had a direct investment, or in which the Company held a residual profits interest, sold 10 communities containing 2,389 apartment homes, resulting in gains from dispositions of  $137 million, of which $61 million represents income from the Company’s promoted interest in two of the ventures.
Earnings and FFO Growth: Earnings per share for the year was $5.21. Funds from Operations attributable to common stockholders – diluted (“FFO”) per share for the year ended December 31, 2014 increased 43.6% to $7.25, while “Core FFO” (also known as “Operating FFO”), which is defined as FFO adjusted for non-routine items as detailed in the Company’s Earnings Release on January 28, 2015, increased by 8.8% over the prior year to $6.78.
For definitions and reconciliations of FFO and NOI and related disclosure, see pages 41-42 and F-27 – F-28, respectively of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. For a reconciliation of Operating FFO to FFO and a definition of net debt to adjusted EBITDA, see the Supplemental Appendix to Compensation Discussion and Analysis on page 37 of this Proxy Statement.

Bonus Program Summary

We have two bonus programs, an annual bonus program and a multiyear long term incentive performance award program:
Annual Bonus Program
Our annual bonus program emphasizes short term goals and is paid with a cash bonus and, for officers whose business unit performance is measured for bonus compensation purposes, an award of restricted stock that vests over three years. The achievement of corporate, individual and, where appropriate, business unit goals determines the level of achievement for the annual bonus program.
For the 2014 Annual Bonus there were four corporate goals: 1) Operating FFO per Share, which accounted for 50% of the goal, 2) Development and Redevelopment Net Operating Income

(“NOI”), which accounted for 15% of the goal, 3) Development yield metric, which accounted for 10% of the goal, and 4) Effectiveness of Management and progress on various specific corporate initiatives, which accounted for the remaining 25% of the goal.
We define FFO as net income or loss computed in accordance with generally accepted accounting principles, or GAAP, adjusted for (i) gains or losses on sales of previously depreciated operating communities; (ii) extraordinary gains or losses (as defined by GAAP); (iii) cumulative effect of change in accounting principle; (iv) impairment write-downs of depreciable real estate assets; (v) write-downs of investments in affiliates due to a decrease in the value of depreciable real estate assets held by those affiliates; (vi) depreciation of real estate assets; and (vii) adjustments for unconsolidated partnerships and joint ventures. Operating FFO which we sometimes refer to as “OFFO,” is defined as FFO excluding gains or losses on the sale of real estate not subject to depreciation (generally land) as well as certain other non-routine or non-recurring items. For 2014, these non-routine items included Archstone and other acquisition costs, joint venture costs, write-off of development rights and retail assets, compensation plan update and severance charges, business interruption insurance proceeds, debt prepayment penalty, gain on sale of land, and income taxes.
NOI is defined as total revenue (as defined by GAAP) of a property or properties less direct property operating expenses. Development NOI and Redevelopment NOI represent the NOI attributable to our development and redevelopment communities, respectively.
The Company’s performance against these metrics was strong in 2014. After reviewing the Company’s performance in 2014 against the corporate goals established at the beginning of 2014, our Board determined that the Company achieved, for the corporate component of the annual bonus, 125.8% of target, as compared to a ten year average of 128.7% for 2004-2013.

Achievement of Corporate Goals
(Percentage of Target)
130%
120%
110%
100%
90%
80%
2004-2013
2014

The average individual and business unit performance of our 2014 named executive officers (which contributed to their 2014 annual bonus) was judged to be 113.0% of target and 127.9% of target, respectively.

Summary of Long Term Incentive Performance Award Program
Metrics:
For 2014, our multiyear long term performance awards made to each named executive officer in February 2014 (other than to Mr. Sargeant, who retired in May 2014), included five performance metrics. Three of these metrics related to Total Stockholder Return (“TSR”) (the “TSR Performance Metrics”):
TSR Performance Metrics (relative performance stated as basis points(1) above or below index performance)
	Threshold	Target	Maximum
Absolute metric	4%	8%	12%
Relative to FTSE NAREIT Equity REITs Index	-400 bp	Equal to Index	+400 bp
Relative to FTSE NAREIT Equity Apartments Index	-300 bp	Equal to Index	+300 bp

(1)
A basis point (bp) equals one one-hundredth of a percent. 100 bp equals 1.0%.

The remaining two performance metrics for these performance awards were based on (i) Operating FFO growth of the Company versus our peers during the performance period, and (ii) the difference between the Company’s Net Debt to Adjusted EBITDA ratio and the average Net Debt to Adjusted EBITDA ratio of our peers during the performance period (collectively, the “Operating Performance Metrics”).

Operating Performance Metrics (relative performance stated as (i) basis points(1) above or below average peer performance(2) or (ii) difference between AVB ratio and average peer ratio)
	Threshold	Target	Maximum
OFFO per share growth vs. peers	-400 bp	Equal to Peer Avg.	+400 bp
Net Debt to Adjusted EBITDA ratio vs. peers	1.0x	Equal to Peer Avg.	-1.0x

(1)
A basis point (bp) equals one-one hundredth of a percent. 100 bp equals 1.0%.

(2)
The peers used in calculating each of the Operating Performance Metrics include: Apartment Investment and Management Company, Associated Estates Realty Corporation, Mid-America Apartment Communities, Inc., Camden Property Trust, Equity Residential, Essex Property Trust, Inc., Home Properties, Inc., UDR, Inc., and Post Properties, Inc.

Awards maturing on December 31, 2014 were based on performance against the TSR Metrics for the three year period ending December 31, 2014, and performance against the Operating Metrics for the one year period ending on December 31, 2014. We are transitioning to long-term performance awards based on performance against both the TSR Metrics and Operating Metrics measured over a three year period, as described below.
Performance Against Metrics:
The Company’s TSR for the three year period ending on December 31, 2014, was 12.4% (above maximum, which is 200% achievement), 490 basis points below the FTSE NAREIT Equity REITs Index (below threshold, which is 0% achievement), and 70 basis points below the FTSE NAREIT Apartment Index (which is 71.2% of target achievement). As a result, achievement under the Long Term Incentive Award Program for the awards maturing on December 31, 2014 using exclusively the TSR Performance Metrics was determined to be 90.5% of Target overall. Therefore, our executives’ compensation included restricted stock for only 90.5% of the performance units measured solely against the TSR Performance Metrics maturing at the end of 2014.

Total Shareholder Return over Three Years ending December 31, 2014 (annualized on a compounded basis)
20%
16%
12%
8%
4%
0%
AVB
FTSE NAREIT Equity REITs Index
FTSE NAREIT Apartment Index

The Company’s performance measured against the Operating Performance Metrics for the one year period ending on December 31, 2014 was above target. Actual Operating FFO per share growth of 8.8% over such period was 340 basis points above the peer average for the same period of 5.4% (above target, at 185.8% achievement), while the Company’s Net Debt to Adjusted EBITDA one year quarterly average of 5.5x as of December 31, 2014 was 0.9x below the peer average of 6.4x (above target, at 186.2% achievement). As a result, achievement under the Long Term Incentive Award Program for the awards maturing on December 31, 2014 using exclusively the Operating Performance Metrics was determined to be 185.9% of Target overall. Therefore, our executives’ compensation included restricted stock for 185.9% of the performance units measured solely against the Operating Performance Metrics maturing at the end of 2014.

10%
8%
6%
4%
2%
0%
AVB
Peer Group Average
% of Growth from 12/31/13 - 12/31/14

One Year OFFO/Share Growth

8X
7X
6X
5X
4X
AVB
Peer Group

One Year Net Debt to Adjusted EBITDA Average

Summary of Other 2014 Compensation Matters
As reported last year, during the first quarter of 2014, our named executive officers also received supplemental restricted awards in respect of the successful integration of the acquisition of 40% of the assets of Archstone Enterprise, L.P., (the “Archstone acquisition") the largest acquisition in Company history, which enabled us to largely meet our geographic portfolio allocation objectives, increase brand penetration within our footprint, and enhance G&A and operating synergies at the corporate and site level.
Mr. Sargeant, the Company’s long time Chief Financial Officer, retired in May 2014, and was succeeded by Mr. O’Shea. In connection with his retirement, Mr. Sargeant received (i) $225,000, which represented 5/12 of his 2014 target annual bonus amount of  $540,000, and (ii) $437,500, which represented 5/12 of the original target dollar value used to determine the target number of units used for his 2012-2014 performance award. Mr. O’Shea received supplemental awards of units under our Long Term Performance Program, using only the TSR Metrics, for the three year measurement periods ending on December 31, 2014 and December 31, 2015.

FULL DISCUSSION
REVIEW OF 2014 COMPENSATION
Consideration of the Results of the 2014 Stockholder Advisory Vote on Executive Compensation

As previously announced at the 2014 Annual Meeting of Stockholders, the Company’s executive officer compensation for 2013 was approved by over 93% of the votes cast on the matter. The Compensation Committee and the Company considered these results to be an endorsement by stockholders of the Company’s compensation structure, target level and actual executive compensation.
Also as previously announced, in accordance with a majority of the votes cast at the 2011 Annual Meeting of Stockholders, the Company intends to hold an advisory stockholder vote on its executive compensation annually. The Company intends to hold an advisory vote on the frequency of such advisory votes on executive compensation at or before its 2017 Annual Meeting of Stockholders.

Objectives of Our Executive Compensation Programs

The primary objectives of our executive compensation programs are to: (i) attract, retain and motivate experienced, effective executives, (ii) direct the performance of those executives with clearly defined goals and measures of achievement, (iii) align management’s interests with stockholders’ interests, and (iv) assure that compensation is aligned with performance.
For 2014, we utilized a combination of cash and equity-based compensation to provide appropriate incentives for our executives. Executive officers were eligible to receive a combination of annual base salary; annual bonuses payable in a combination of cash and equity; and long-term incentive awards payable upon maturity and achievement of goals in the form of restricted stock (or, at the officer’s election, partially as options). Executive officers were also eligible for other benefits, including elective participation in a deferred compensation plan, a 401(k) retirement savings plan, an employee stock purchase plan, and certain insurance benefits.
Our compensation framework is designed to be transparent to officers and investors and to align our long term equity awards with long term performance. Our annual bonus program emphasizes short term goals and our multiyear long term incentive performance award program maturing in 2014 emphasized (i) TSR measured on an absolute and a relative basis over a three-year performance period and (ii) operating metrics measured against our peers’ performance measured over a one-year period. We are transitioning to long-term performance awards based on performance against both the TSR Metrics and Operating Metrics measured over a three year period. Transition awards based on Operating Metrics over one- and two-year periods were used in 2014 in connection with that transition. Using performance awards that include a measurement of multi-year TSR and Operating Metric helps assure that the compensation of our officers is tied to long term stockholder value creation.

Components of Executive Compensation

The component elements of each named executive officer’s annual compensation for 2014 are set forth in the following table:
Base Salary	Annual Bonus	Long-Term Incentive Compensation	Other Miscellaneous Amounts
This amount, payable in cash, is generally established each year in February and effective in early March.	The threshold, target and maximum dollar value targets for 2014 bonuses were established in February 2014, with the annual bonus paid in February 2015 based on an evaluation of achievements of 2014 goals, payable in cash and, for officers whose business performance is measured for bonus compensation purposes, an award of restricted stock that vests over three years.	An award is granted each year with a target number of restricted stock units that may be increased or decreased at the end of the performance period depending on performance over such period. Any restricted stock unit that is earned at the end of the performance period is settled in the form of restricted stock (or at the officer’s election partially as options) that vests over time.	Each named executive officer receives certain other compensation, such as amounts contributed to the named executive officer’s 401(k) accounts and certain insurance premiums, all of which are detailed in the Summary Compensation Table and the footnotes to the table.
In determining the base salary and the threshold, target, and maximum annual and long-term equity bonus for each named executive officer for a given year, the Compensation Committee generally considers a number of factors on a subjective basis, including (i) the scope of the officer’s responsibilities within the Company and in relation to comparable officers at various companies within the peer group referred to below; (ii) the experience of the officer within our industry and at the Company;

(iii) performance of the named executive officer and his or her contribution to the Company; (iv) the Company’s financial budget and general level of wage increases throughout the Company for the coming year; (v) a review of historical compensation information for the individual officer; (vi) a subjective determination of the compensation needed to motivate and retain that individual; (vii) the recommendations of the Chief Executive Officer (other than with regard to his own compensation); and (viii) data regarding compensation paid to officers with comparable titles, positions or responsibilities at REITs that are considered by the Compensation Committee to be comparable for these purposes.(1) An officer’s target compensation is not mechanically set to be a particular percentage of the peer group average, although, as noted, the Compensation Committee does review the officer’s compensation relative to the peer group to help the Compensation Committee perform the subjective analysis described above. Peer group data is not used as the determining factor in setting compensation for the following reasons: (a) the officer’s role and experience within the Company may be different from the role and experience of comparable officers at the peer companies; (b) the average actual compensation for comparable officers at the peer companies may be the result of a year of over performance or under performance by the peer group; and (c) the Compensation Committee believes that ultimately the decision as to appropriate target compensation for a particular officer should be made based on the full review described above.
The Company does not have specific, proportionate ratios to define the relative total compensation between the individual named executive officers, although the Compensation Committee from time to time does review the relationship in pay between executive officers to assure that relative compensation levels are appropriate and are designed to effectively motivate and retain executives.
In setting the total compensation of our executive officers, the Compensation Committee considers, for each executive officer, the approximate proportions of the different elements of total compensation that would be earned if compensation targets were achieved.

(1)
In establishing base salary, annual bonus, and long-term incentive award targets, the REITs used for reference in the Compensation Committee’s review were: Apartment Investment and Management Company, Boston Properties, Inc., Digital Realty Trust, Inc., Equity Residential, General Growth Properties, Inc., Host Hotels & Resorts, Inc., Kimco Realty Corporation, The Macerich Company, ProLogis, Inc., Public Storage, Inc., UDR, Inc., Ventas, Inc., and Vornado Realty Trust.

The following chart shows the proportions of the various elements of compensation that would have been earned by Mr. Naughton if compensation targets were achieved and not exceeded.

2014 Target Compensation Components
for Mr. Naughton
Base Salary (cash)
Annual Bonus (cash)
Long-Term Incentive (performance units awarded in 2014, maturing in 2016)
18%
23%
59%

Allocation between base salary, annual bonus and long-term equity is determined by the Compensation Committee based upon its general consideration of the executive’s level within our organization. At the more senior levels, less of an officer’s total compensation is fixed and more is variable (i.e., in the form of cash bonuses and long-term equity awards). A significant percentage of the compensation of these senior executives for 2014 was composed of long-term equity for the following reasons: (i) we believe that the interests of these executives should be closely aligned with the interests of our stockholders; (ii) we want these individuals to maintain a long-term focus for the Company; and (iii) this type of pay arrangement is generally consistent with the compensation practices of our peer companies. In accordance with SEC rules, the six named executive officers shown in the executive compensation tables were identified based upon title (for CEO and CFO) and total compensation (as calculated in accordance with the Summary Compensation Table) of officers who are in charge of a principal business unit, division, or function or who perform a policymaking function.
The Compensation Committee views the granting of long-term performance awards and restricted stock (and stock options where applicable) as a means of aligning management and stockholder interests, incenting and rewarding management’s long-term perspective, and retaining the services of the executive. Stock awards are designed to provide long-term performance incentives and rewards tied to the price of our Common Stock. The Compensation Committee supports the use of stock awards for the following reasons: they have a strong retentive feature both during vesting and (in the case of options) after vesting; they provide a strong incentive to officers to maximize company performance; and they keep our compensation programs competitive with our peers. Restricted stock awards provide a retentive feature as they retain their value even if our stock price declines; they provide a current and immediate return to officers and thus are viewed as an important part of compensation; and they provide immediate exposure to the effect of a decline in stock price, thus aligning the interests of officers with our stockholders in protecting the value of our company.
Restricted stock awards (paid as part of the annual bonus or upon maturing of long-term incentive awards) in respect of 2014 will vest over a three year period in three annual installments. Dividends are paid on restricted stock (but not on unearned performance awards), and the amounts of dividends on restricted stock received by each of the named executive officers during 2014 is included in the Summary Compensation Table on page 38 of this Proxy Statement.
“Retirement” for purposes of our long-term incentive awards generally means the termination of employment and other business relationships, other than for cause, when the sum of the following equals or exceeds 70 years: (i) the number of full months (converted to years) of employment and other business relationships with the Company and any predecessor company (must be at least 120 months) and (ii) the employee’s age on the date of termination (must be at least 50 years old). To qualify for retirement, the employee must also give six months’ prior written notice to the Company of his intention to retire and enter into a one year non-solicitation and non-competition agreement. The Compensation Committee believes that this definition of retirement is appropriate and rewards long-term contributions of employees to the Company. Messrs. Naughton and Wilson currently meet the 70 years age/service requirement. Mr. O’Shea will meet that requirement in October 2019. Mr. Birenbaum will meet the requirement in June 2019. Mr. Breslin will meet the requirement in December 2019. The Compensation Committee believes that there is a retentive element to long-term incentive awards even for those officers who are eligible to benefit from accelerated vesting upon retirement. For example, in the case of stock options, retirement would trigger a period during which options must be exercised or forfeited. Continuing to have an employment or other business relationship with the Company, by contrast, would allow the officer to exercise an option at any time between the vesting of the option and the expiration of the original ten-year term of the option. In addition, there is a disincentive to retire because six months’ notice must be given and a one-year non-competition agreement would apply that restricts the officer’s ability to work for any of the Company’s competitors. Finally, outstanding performance awards are forfeited for a departure from the Company for any reason, including Retirement, prior to the conclusion of the performance period, except that for awards with a performance period that begins on or after January 1, 2015, upon a “qualifying termination” following one full year of employment during a three-year Performance Period, a pro rata portion of the award will vest and will be settled in fully vested shares of Common Stock after the end of the Performance Period to the extent the performance goals are achieved. A qualifying termination means a separation of employment due to death, disability, Retirement, or a termination without cause at a time when the age and service requirements for Retirement eligibility are met.

Establishment of Goals

At the beginning of each year, the Company’s management proposes corporate goals for that year for the annual bonus program and long-term incentive program. The Compensation Committee reviews these proposed goals, adopts any revisions it may deem appropriate, and recommends the final corporate goals to the full Board of Directors for ratification and approval by a vote of the independent directors who qualify for membership on the Compensation Committee. Annual business unit goals are drafted by the head of each business unit and reviewed, modified and approved by the Chief Executive Officer. The individual goals for the annual bonus program are determined in a similar manner, with the exception that the goals for the Chief Executive Officer are determined by the Compensation Committee and ratified by the independent directors of the Board who would qualify for membership on the Compensation Committee.
At the end of each year, the Chief Executive Officer reviews and recommends to the Compensation Committee the achievement of corporate goals for both the annual bonus program and the long-term incentive program, and the business unit and individual goals for the annual bonus program for the other named executive officers as well as any pay changes. With regard to pay changes, the Compensation Committee reviews the Chief Executive Officer’s recommendations (for executives other than the Chief Executive Officer), may review competitive market data, and consults with a third party compensation consultant to the extent it deems appropriate. Recommendations for bonus awards and compensation changes for the Chief Executive Officer and all executive officers are approved by the Compensation Committee and are then ratified by the independent directors of the Board who would qualify for membership on the Compensation Committee. All annual stock awards are generally effective on the date (usually in February each year) of ratification.
The Compensation Committee has engaged Steven Hall & Partners, an executive compensation consulting firm, to provide it with advice and counsel on executive and board compensation, as well as competitive pay practices. Steven Hall & Partners did not provide any services directly to the Company or its management. The Company uses the services of FPL Associates, another compensation consulting firm, to provide it with advice, competitive pay practices and data, compensation design work and other review services, including assistance with preparing a termination payment analysis and calculating the Black-Scholes value of the Company’s options at year end. The Compensation Committee undertook an assessment of whether any material conflict of interest exists in connection with the services of Steven Hall & Partners to the Compensation Committee or the services of FPL Associates to management and concluded that there was no such material conflict of interest.

Review of 2014 Base Salary

Following were the base salaries established for 2014 for each of the named executive officers.
Name	Base Salary ($)
Mr. Naughton	950,000
Mr. Sargeant	540,000
Mr. O’Shea	400,000
Mr. Birenbaum	450,000
Mr. Breslin	450,000
Mr. Wilson	425,000

Review of 2014 Annual Bonus

The following table sets forth the target, threshold and maximum annual bonus established in February 2014 and the actual bonus award made in February 2015 with respect to performance in 2014 for each of the named executive officers. These goals and achievements are discussed further below.
Name	Threshold ($)	Target ($)	Maximum ($)	Actual Cash Bonus ($)	Value of Actual Restricted Stock Awarded ($)
Mr. Naughton	593,750	1,187,500	2,375,000	1,446,969	—
Mr. Sargeant	270,000	540,000	1,080,000	225,000	—
Mr. O’Shea	287,500	575,000	1,150,000	457,600	179,725
Mr. Birenbaum	357,500	715,000	1,430,000	526,140	295,475
Mr. Breslin	406,250	812,500	1,625,000	524,700	401,288
Mr. Wilson	427,500	855,000	1,710,000	632,910	951,950

The actual bonuses awarded above reflect (1) the achievement of specific Company performance goals, (2) the performance of the officer’s business unit, where applicable, and (3) the performance of the individual officer. Various weightings are applied to each category based on each officer’s position and his or her ability to impact performance for the Company as a whole or a particular business unit. In the case of Mr. Sargeant, who retired in May 2014, his actual award was equal to 5/12 of his target annual bonus. In the case of Mr. Wilson, the Value of Actual Restricted Stock Awarded includes a $150,000 discretionary stock award for performance in 2014.
For 2014, the following categories of performance goals and relative weightings were approved for the annual bonus program:
	Weight of Each Component
Name	Corporate	Business Unit	Individual
Mr. Naughton	75%	—	25%
Mr. Sargeant	75%	—	25%
Mr. O’Shea	40%	40%	20%
Mr. Birenbaum	40%	40%	20%
Mr. Breslin	40%	40%	20%
Mr. Wilson	40%	40%	20%

The corporate component of the annual bonus included four categories of performance goals, with weightings applicable to each goal set in advance. The following corporate goals were established for 2014:
(i)
The achievement of a targeted level of Operating FFO per share composed 50% of total corporate performance. Operating FFO on an absolute basis was set at $6.44 per share for the achievement of threshold performance, $6.74 per share for the achievement of target performance, and $7.04 per share for the achievement of maximum performance. Actual 2014 Operating FFO on an absolute basis was determined to be $6.78 per share.

(ii)
The operating performance of development and redevelopment activities, as compared to the original budgeted performance, made up 15% of the total corporate performance, split evenly between development performance and redevelopment performance. Meeting budgeted net operating income (“NOI”) for this component was determined to be target performance. For Development NOI, 7.5% below budgeted Development NOI was threshold performance, and exceeding budgeted Development NOI by 7.5% or more was maximum performance. For Redevelopment NOI, 3.0% below budgeted Redevelopment NOI was threshold performance, and exceeding budgeted NOI by 3.0% was maximum performance. In 2014 budgeted Development NOI was approximately $55.6M and actual Development NOI achievement was $61M. In 2014, budgeted Redevelopment NOI was approximately $43.5 and actual Redevelopment NOI was $44.2.

(iii)
The Development yield performance for communities stabilizing during the year as compared to the pre-established target yield for such developments represented 10% of the total corporate performance. Target achievement of this goal was set at meeting the pre-established target yield, with threshold performance being 0.75 percentage points below the target yield and maximum being 0.75 percentage points above the target yield. Actual performance was approximately 0.40% above the target yield.

(iv)
The effectiveness of management (defined as general and administrative management, talent management and leadership development, balance sheet management, portfolio management, and capital and liquidity management) and progress on various corporate initiatives made up 25% of the total corporate performance metrics for 2014. For 2014, the Compensation Committee determined that achievement on this category was 110% of target.

These goals, metrics and achievement are graphically illustrated in the following charts:
Corporate Goals and Achievement for Annual Incentive
Operating FFO Per Share	Development NOI

Performance: Actual 2014 Operating FFO was $6.78 per share	Performance: Actual 2014 Development NOI was 9.8% above budget
Redevelopment NOI

Performance: Actual 2014 Redevelopment NOI was 1.6% above budget
Development Yield Metric	Effectiveness of Management

Performance: Actual yield was .40% above the yield	Performance: Effectiveness of Management was determined by the Compensation Committee to be 110% of target.
Overall, achievement of the corporate component of performance for 2014 for annual bonuses was determined to be 125.8% of target.

Business Unit Goals and Achievement:   As noted above, each of Messrs. O’Shea, Birenbaum, Breslin and Wilson received an annual bonus based in part upon the achievement of their business unit.
Mr. O’Shea’s business unit component was based on the achievements of the Financial Services group, for which Mr. O’Shea has direct supervisory responsibility. The Financial Services Group includes the areas of capital markets, accounting, financial reporting, financial planning & analysis, risk management, tax, internal audit (for which he has administrative oversight), investor relations, and investment fund management, as well as our call center operations which support our apartment communities. The major goals of the Financial Services Group in 2014 included: (i) sourcing an attractive mix of debt and equity capital from the capital and transaction markets to fund our capital uses, primarily related to our investment and financing activity; (ii) execution of the Company’s accounting, financial reporting, tax and risk management activities; (iii) executing and enhancing the Company’s budgeting and forecasting process; (iv) execution of our internal audit program; (iv) ongoing management of the Company’s investment management funds; and (v) executing the Company’s investor relations activities, including enhancing the quarterly investor call format with expanded financial disclosures. For 2014, the overall achievement for Mr. O’Shea’s business unit was determined to be 103% of target.
Mr. Birenbaum’s business unit component was based on the achievements of the Market Research, Design, Sustainability / Corporate Responsibility (CR) and Investments groups, for which Mr. Birenbaum has direct oversight responsibility. The major goals of these groups in 2014 included: (i) refinement of economic forecast models and application of models to portfolio allocation strategy; (ii) development of updated design prototypes and support for record volume of new development and redevelopment starts; (iii) establishment of the CR function within the Company, determination of long term strategic CR goals, and identification of high priority opportunities to reduce energy and water consumption; and (iv) execution of the annual disposition plan consistent with the annual capital plan and portfolio management objectives. For 2014, the overall achievement for Mr. Birenbaum’s business unit was determined to be 112% of target.
Mr. Breslin’s business unit component was based on the achievements of the Residential Services, Investments and Redevelopment, and Asset Management groups, for which Mr. Breslin had direct oversight responsibility for during the majority of 2014. The major goals of these groups in 2014 included: (i) the achievement of certain absolute and relative revenue, expense and net operating income targets for the Company’s portfolio of properties; (ii) redevelopment start volume and the completion of redevelopment communities at stabilized yields at or above pro forma expectations; and (iii) execution of the Company’s acquisition and disposition goals for the year. For 2014, the overall achievement for Mr. Breslin’s business unit was determined to be 111% of target.
Mr. Wilson’s business unit component was based on the achievements of the West Coast, Mid Atlantic and Texas Development groups, as Mr. Wilson was the senior executive with oversight of that group. Mr. Wilson’s business unit was evaluated against the following goals: (i) sourcing of new development rights, (ii) construction start volume and projected stabilized yields relative to target yields; (iii) construction completion volume as determined by total capital cost and actual stabilized yields relative to target yields; and (iv) actual construction costs relative to budgeted costs and actual schedule performance relative to budgeted schedule performance. For 2014, the overall achievement for Mr. Wilson’s business unit was determined to be 187% of target.
Individual Goals and Achievement:   Individual goals for the officers include the executive’s leadership and managerial performance and are evaluated on a subjective basis annually. Individual performance for Mr. Naughton was determined by the Compensation Committee. The Committee also determined individual performance for the other named executive officers after receiving recommendations from Mr. Naughton. The Compensation Committee determinations were ratified and approved by the independent members of the Board who are qualified to serve on the Compensation Committee.
Mr. Naughton’s individual goals for 2014 included (i) planning for leadership succession and structure; (ii) monitoring and managing risks related to development and balance sheet and liquidity management; (iii) upgrading the Company’s capabilities in the areas of technology and construction; and (iv) providing a greater focus on innovation.
Individual goals for Mr. O’Shea in 2014 primarily related to his transitioning into his role as Chief Financial Officer effective June 1, 2014 and included (i) management of the Company’s capital plan; (ii) providing effective oversight of the accounting, financial reporting, financial planning & analysis, risk management, tax, treasury, and investment management function; (iii) providing oversight of the Company’s shared service center; (iv) providing administrative oversight of the Company’s internal audit group; and (v) directing the Company’s investor relations efforts.
Mr. Birenbaum’s individual goals in 2014 included (i) completing a comprehensive mid-cycle review of Company strategy; (ii) updating underwriting guidelines for new investment activity; (iii) managing the Company’s Management Investment Committee through a year of record transaction volume; (iv) supporting investor relations efforts; and (v) supporting organizational structural changes, including hiring of a new Chief Construction Officer and new Senior Director of Sustainability and transitioning into oversight of the Investments group.
Mr. Breslin’s individual goals in 2014 included (i) implementing certain sales, customer focus and associate engagement initiatives for the Residential Services group; (ii) ensuring the successful execution of the Company’s disposition plan; (iii) effectively managing the lease up performance of the

Company’s Development and Redevelopment communities; and (iv) assuming leadership of the Company’s Brand Strategy, Consumer Insight and Marketing functions.
Mr. Wilson’s individual goals in 2014 included: (i) effectively managing and staffing the West Coast, Mid Atlantic and Texas Development and Construction businesses, with particular focus on building bench strength within the group during a time of growth, (ii) focusing on construction execution and lease up performance; (iii) replenishing the West Coast and Mid Atlantic development rights pipeline with a balanced mix of new opportunities; and (iv) managing development and construction risks.
The achievement of individual goals by each of the named executive officers in 2014 was determined to be within 20% of individual target performance.
The actual annual bonus paid in 2015 with respect to performance in 2014 for each of the named executive officers as included in the table above, and in the Summary Compensation Table on page 38 of this Proxy Statement, under the column “Non-Equity Incentive Plan Compensation,” were determined in accordance with the original methodology and goals described above, with adjustments in light of organizational and reporting structure changes during the year.

Review of 2014 Long-Term Incentive Awards
Under our multi-year, long-term incentive award program, performance awards are granted each year with a target number of restricted stock units that may be reduced or increased at the end of the performance period depending on achievement against set metrics. Beginning in 2014, the metrics included both the TSR Metrics and the Operating Metrics. To transition to awards including both types of metrics, in February 2014 the Board granted three performance awards to each participant: (i) two awards using solely the Operating Metrics, with one award maturing on December 31, 2014 and one on December 31, 2015, and (ii) an award using a combination of the TSR Metrics and the Operating Metrics, maturing on December 31, 2016. An officer must be employed with the Company at the end of the performance period to receive a payout under the performance award for each period. For awards with a performance period that begins on or after January 1, 2015, after one full year of employment is completed during the Performance Period, a pro rata portion of the award will vest (to be paid out in fully vested shares after the end of the Performance Period to the extent the metrics are achieved) if there is a separation of employment due to death, disability, Retirement, or a termination without cause at a time when the age and service requirements for Retirement eligibility are met.

The metrics under the performance awards made in 2014 with a three-year performance period ending on December 31, 2016, are as follows:
TSR Metrics	Performance Level and Metric(1) (relative performance stated as basis points(2) above or below index performance)
	Threshold	Target	Maximum	Percent of Total Award
Absolute metric	4%	8%	12%	22.2%
Relative to FTSE NAREIT Equity REITs Index	-400 bp	+0 bp	+400 bp	22.2%
Relative to FTSE NAREIT Equity Apartments Index	-300 bp	+0 bp	+300 bp	22.2%

Operating Metrics	(relative performance stated as (i) basis points(2) above or below average peer performance(3) or (ii) difference between AVB performance and average peer performance)
	Threshold	Target	Maximum
OFFO per share growth vs. peers	-400 bp	Equal to Peer Avg.	+400 bp	22.2%
Net Debt to Adjusted EBITDA ratio vs. peers	1.0x	Equal to Peer Avg.	-1.0x	11.2%

(1)
The absolute and relative metrics above reflect the metrics used for the awards made in 2014 for the performance period maturing on December 31, 2016.

(2)
A basis point (bp) equals one one-hundredth of a percent. 100 bp equals 1.0%.

(3)
The peers used in calculating each of the Operating Performance Metrics include: Apartment Investment and Management Company, Associated Estates Realty Corporation, Mid-America Apartment Communities, Inc., Camden Property Trust, Equity Residential, Essex Property Trust, Inc., Home Properties, Inc., UDR, Inc., and Post Properties, Inc.

Officers have the right to elect, prior to the end of a performance period, that employee stock options (valued at the Black-Scholes value of an option at the end of the performance period, as adjusted for changes in the stock price through the date of the actual award) be awarded in lieu of 25% of the value of the restricted stock that would otherwise be awarded in respect of that year’s annual bonus and maturing performance award. Restricted stock and options awarded at the end of the performance period are subject to vesting over three years.
The following table sets forth the target number of restricted stock units awarded each named executive officer in February 2014 for their performance awards associated with the three-year performance period ending on December 31, 2016.
Performance Period	Mr. Naughton	Mr. Sargeant	Mr. O’Shea	Mr. Birenbaum	Mr. Breslin	Mr. Wilson
2014-2016	24,230	0	4,071	5,525	4,420	2,869

In order to transition to awards measuring performance against both the TSR Metrics and the Operating Metrics, supplemental awards were also made in February 2014 based solely on the Operating Metrics (with threshold, target and maximum goals as described above) for the one-year period ending on December 31, 2014, and the two-year period ending on December 31, 2015, as follows:
Performance Period	Mr. Naughton	Mr. Sargeant	Mr. O’Shea	Mr. Birenbaum	Mr. Breslin	Mr. Wilson
2014	5,815	0	1,357	2,038	1,706	1,257
2014-2015	5,815	0	1,357	2,038	1,706	1,257

The Company’s TSR (on an annualized, compounded three year basis adjusted to reflect use of the average stock price and index value for 20 trading days at the beginning and end of the performance period) as of December 31, 2014, was 12.4%, while TSR for the same period for the FTSE NAREIT Equity REITs Index was 17.3%, and for the FTSE NAREIT Equity Apartments Index was 13.1%. As a result, achievement under the Long Term Incentive Award Program for the TSR awards maturing on December 31, 2014 was determined to be 90.5% of Target overall, (200% of Target for absolute TSR, 0% of Target for performance relative to the FTSE NAREIT Equity REITs Index, and 71.2% of Target for performance relative to the FTSE NAREIT Equity Apartments Index).
The Company’s performance measured against the Operating Performance Metrics for the one year period ending on December 31, 2014 was above target. Actual Operating FFO per share growth of 8.8% over such period was 340 basis points above the peer average for the same period of 5.4% (above target, at 185.8% achievement), while the Company’s Net Debt to Adjusted EBITDA one year quarterly average of 5.5x as of December 31, 2014 was 0.9x below the peer average of 6.4x (above target, at 186.2% achievement). As a result, achievement under the Long Term Incentive Award Program for the awards maturing on December 31, 2014 using exclusively the Operating Performance Metrics was determined to be 185.9% of Target overall.
The goals, metrics and achievement for the performance awards maturing on December 31, 2014 are graphically illustrated in the following charts:

Achievement of Long-Term Incentive Goals
Absolute Total Shareholder Return	Total Shareholder Return Relative to FTSE Index

Performance: 12.4% (Above Maximum)	Performance: -4.9% (Below Threshold)
Total Shareholder Return Relative to FTSE NAREIT Equity Apartments Index

Performance: -0.7% (71.2% of Target)
OFFO/Share Growth vs. Peers (in percentage difference from peer average)	Net Debt to Adjusted EBITDA vs. Peers

Performance: 3.4% (Above Target)	Performance: -0.9x (Above Target)
Based on these results, the named executive officers received the following number of shares of restricted stock on February 12, 2015, in respect of the performance awards maturing on December 31, 2014, representing 117.8% of the restricted stock units relating to such period as described above. These shares vest over three years.
Performance Period	Mr. Naughton	Mr. O’Shea	Mr. Birenbaum	Mr. Breslin	Mr. Wilson
2012-2014	28,965	4,964	6,722	5,725	3,781

Supplemental Archstone Awards
Also in the first quarter of 2014, in consideration of the significant efforts and accomplishments associated with the integration of the operations and assets acquired as part of the Archstone acquisition, our Board approved the following special grants of restricted stock to the named executive officers:
Restricted Stock(1)
Mr. Naughton	5,093
Mr. Sargeant	554
Mr. O’Shea	651
Mr. Birenbaum	922
Mr. Breslin	954
Mr. Wilson	0

(1)
These shares of restricted stock vest in three equal annual installments beginning on March 1, 2015.

Realized Pay for 2014 Performance
The following table shows one way in which our Compensation Committee looks at the compensation paid and awarded to each of the named executive officers for service and performance with respect to 2014. This table differs from the Summary Compensation Table provided on page 38, which includes several items that are driven by accounting and actuarial assumptions that are not necessarily reflective of the compensation actually realized by the executive in a particular year. The primary difference between this supplemental table and the Summary Compensation Table is the method used to value long-term performance award units, stock options and stock awards. SEC rules require that the grant date fair value of all performance award units, stock options and stock awards be reported in the Summary Compensation Table in the row for the year in which they were granted, regardless of which year the awards were made with respect to or which year the awards pay out in the form of restricted shares of stock. As a result, a significant portion of the total compensation reported in the Summary Compensation Table relates to awards made for performance in prior years or, in the case of performance awards, awards for future years in which performance has not yet been determined and for which the value is uncertain (and which may end up having no value at all). In contrast, this table is provided to illustrate the actual cash and restricted stock received by each named executive officer for service and performance in 2014. Note that the amounts reported below differ substantially from the amounts determined under SEC rules and reported in the Summary Compensation Table on page 38 and this table is not a substitute for the Summary Compensation Table.
			Annual Bonus and LTI Awards		All Other Compensation ($)(3)
Name and Principal Position	Year	Salary ($)	Restricted Stock(1)	Cash(2)		Total ($)(4)
Tim Naughton Chairman, Chief Executive Officer and President	2014	950,000	5,022,241	1,446,969	168,963	7,588,173
Tom Sargeant Chief Financial Officer (Retired May 2014)	2014	235,962	437,500	225,000	64,092	962,554
Kevin O’Shea Chief Financial Officer (Since June 2014)	2014	395,192	1,040,433	457,600	37,861	1,931,086
Matt Birenbaum Chief Investment Officer	2014	440,385	1,461,003	526,140	33,090	2,460,618
Sean Breslin Chief Operating Officer	2014	445,192	1,393,945	524,700	55,082	2,418,919
Steve Wilson EVP, Development	2014	420,192	1,607,538	632,910	46,837	2,707,477
(1)
Amounts in this column reflect the value of shares of restricted stock awarded in February 2015 (i) with respect to performance under the Annual Bonus program in 2014, and (ii) for achievement under the long-term incentive performance awards maturing on December 31, 2014, all with a value per share of  $173.39, the closing price of the Company’s common stock on the NYSE on the date of the award. In the case of Mr. Wilson, it also includes a discretionary stock award of  $150,000 for performance in 2014.

(2)
Amounts in this column reflect the cash awards made in February 2015 with respect to performance under the Annual Bonus program in 2014.

(3)
Amounts in this column include the same components described in the “All Other Compensation” column of the Summary Compensation Table.

(4)
The value of the shares of restricted stock awarded to the named executive officers in February 2014 related to their efforts associated with the integration of the operations and assets acquired as part of the Archstone acquisition in 2013 is not included in this table. Using, as of the award date, the closing stock price for the shares so awarded, those awards had the following values for the named executive officers: Mr. Naughton—$653,636; Mr. Sargeant—$71,100; Mr. O’Shea—$83,549; Mr. Birenbaum—$118,329; Mr. Breslin—$122,436; and Mr. Wilson—$0.

2015 COMPENSATION DETERMINATIONS

The following compensation determinations were made for 2015 for the named executive officers, other than Mr. Sargeant, who retired in May 2014:
Base Salary for 2015, effective March 1, 2015:
Name	Base Salary ($)
Mr. Naughton	950,000
Mr. O’Shea	500,000
Mr. Birenbaum	500,000
Mr. Breslin	500,000
Mr. Wilson	425,000

The target, threshold and maximum 2015 annual bonus for that officer:
	Annual Cash Bonus Targets			Annual Restricted Stock Bonus Targets
Name	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Mr. Naughton	712,500	1,425,000	2,850,000	—	—	—
Mr. O’Shea	250,000	500,000	1,000,000	162,500	325,000	650,000
Mr. Birenbaum	250,000	500,000	1,000,000	207,500	415,000	830,000
Mr. Breslin	250,000	500,000	1,000,000	256,250	512,500	1,025,000
Mr. Wilson	212,500	425,000	850,000	252,500	505,000	1,010,000

The target, threshold and maximum number of performance units granted in 2015 that may be earned for the performance period 2015-2017:
	2015-2017 Long-Term Incentive Award Targets Units
Name	Threshold (#)	Target(1) (#)	Maximum (#)
Mr. Naughton	14,190	28,380	56,760
Mr. O’Shea	2,183	4,366	8,732
Mr. Birenbaum	2,687	5,374	10,748
Mr. Breslin	2,687	5,374	10,748
Mr. Wilson	1,680	3,359	6,718

(1)
The target number of units in column ( ) is derived from the following target dollar values: $4,225,000 for Mr. Naughton; $650,000 for Mr. O’Shea, $800,000 for Mr. Birenbaum, $800,000 for Mr. Breslin, and $500,000 for Mr. Wilson. To derive the target number of units, in each case 60% of the target dollar value (representing the portion of the award tied to TSR Metrics) was divided by the Monte Carlo value as of the date of the award for a unit based solely on the TSR metrics ($139.18 per unit) and 40% of the target dollar value (representing the portion of the award tied to Operating Metrics) was divided by the closing price of Common Stock on the date of the award ($166.23).

Based on awards made in previous years, the target, threshold and maximum number of performance units that may be earned at the end of 2015 are as follows:
	Long-Term Incentive Award Targets Units Maturing in 2015(1)
Name	Threshold (#)	Target (#)	Maximum (#)
Mr. Naughton	12,938	25,876	51,752
Mr. O’Shea	2,027	4,054	8,108
Mr. Birenbaum	2,640	5,279	10,558
Mr. Breslin	2,264	4,528	9,056
Mr. Wilson	1,427	2,853	5,706

(1)
Includes units granted in February 2013 with respect to Total Shareholder Return metrics for the 2013-2015 measurement period and units granted in February 2014 with respect to relative Operating FFO per share growth and leverage metrics for the 2014-2015 measurement period.

Other Benefits

Pursuant to our Deferred Compensation Plan, certain employees, including the named executive officers, may defer up to 25% of base annual salary and up to 50% of annual cash bonus on a pre-tax basis and receive a tax-deferred return on those deferrals. Deferral elections are made by eligible employees during an open enrollment period each year for amounts to be earned in the following year. Participating employees direct the deemed investment of their deferral accounts by selecting among certain available investments in mutual funds.
We have an employee stock purchase plan that allows our employees the opportunity to purchase up to $25,000 of our Common Stock per year at a 15% discount to the lower of the closing price of the Common Stock, as reported on the NYSE, on the first business day of the Purchase Period or the closing price of the Common Stock on the last day of the Purchase Period. For 2014 there were two Purchase Periods, January 1 – June 10th and July 1 – December 10th with the opportunity to purchase up to $12,500 of our Common Stock at the discounted rate previously mentioned during each of the two purchase periods (up to $25,000 annually).
In addition, we maintain a 401(k) retirement savings plan and annually match 50% of the first six percent of base salary and cash bonus contributed to such plan by any employee (subject to certain tax limitations). We offer medical, dental and vision plans, a portion of the cost of which is paid by the employee. We also provide life insurance, accidental dismemberment insurance, and short-term and long-term disability insurance for each employee. Mr. Naughton has an employment agreement with the Company pursuant to which certain other benefits are provided to him. The terms of such employment agreement are described in “Potential Payments Upon Termination or Sale Event” below.

Compensation Policies

Executive Stock Ownership Guidelines. The Company believes that stock ownership by its executive officers is important and has established formal Executive Stock Ownership Guidelines for officers who are at the executive vice president level or above or are subject to reporting under Section 16 of the Exchange Act. These guidelines provide that persons holding the title of Chairman of the Board, Chief Executive Officer or President are expected to maintain ownership of Common Stock (including unvested restricted shares) equal to six times their base salary. The multiples that apply to other covered officers are as follows: Chief Financial Officer and Executive Vice Presidents—three times; Senior Vice Presidents—one and one-half times; Vice Presidents—one time. The full text of the Executive Stock Ownership Guidelines, which includes the time periods by which such ownership must be achieved and a retention policy during periods of non-achievement, is posted on the “Investors” section of the Company’s website (www.avalonbay.com) under “Corporate Governance Documents.” The Company also has Director Stock Ownership Guidelines as discussed in “Director Compensation and Director Stock Ownership Guidelines.”
Prohibition Against Hedging, Pledging or Borrowing Against Company Stock. The Company has adopted a formal policy prohibiting its executive officers and directors from (i) borrowing money from a broker or other lender that is secured by Company securities without the consent of the Company, and (ii) holding Company securities in a brokerage account that has outstanding “margin” debt. In addition, the policy prohibits sales of Company securities by an executive officer or director if he or she does not own the security at the time of the sale (a “Short Sale”), and prohibits the buying or selling of puts or calls in respect of any Company securities.
Severance Policy. The Board has adopted a Policy Regarding Shareholder Approval of Future Severance Agreements (the
“Severance Policy”). The Severance Policy generally provides that the Company will not, without stockholder approval or ratification, enter into or bind the Company to the terms of any future severance agreement with a senior executive officer that provides for severance benefits in excess of 2.99 times the sum of the officer’s base salary plus annual bonus. The Severance Policy, which is posted on the “Investors” section of the Company’s website (www.avalonbay.com) under “Corporate Governance Documents,” provides additional detail regarding the application of this policy.
Policy on Recoupment of Incentive Compensation (Clawback Policy). The Board has adopted a Policy for Recoupment of Incentive Compensation (i.e., a compensation clawback policy), which applies to senior officers (generally senior vice presidents and above). Pursuant to this policy, in the event the Company is required to prepare an accounting restatement due to the material non-compliance of the Company with any financial reporting requirement, then an independent committee of the Board of Directors may require any covered officer to repay to the Company all or part of any “Excess Compensation” that such officer had previously received. Excess Compensation is defined as that part of the incentive compensation received by a covered officer during the 3-year period preceding the publication of the restated financial statement that was in excess of the amount that such officer would have received had such incentive compensation been calculated based on the financial results reported in the restated financial statement. The full text of the policy is posted on the “Investors” section of the Company’s website (www.avalonbay.com) under “Corporate Governance Documents.”

Practices with regard to dates and pricing of stock and option grants

The Compensation Committee determines the number of shares underlying options and shares of restricted stock to award to officers as part of annual compensation. Those members of the Board of Directors who would qualify for service on the Compensation Committee review and ratify these awards at the Board’s regularly scheduled February meeting. The award date for options and stock grants is generally the date of ratification, but may be delayed to a date after such ratification if there is a pending announcement by the Company of material non-public information, such as an earnings release. The exercise price of each option granted is the closing price of our Common Stock on the award date. In all cases, our options are granted: (i) on the dates described above; (ii) on the date of a new hire’s start with the Company as approved by the CEO in advance of the start date; (iii) on the date of approval by the CEO for retention or recognition purposes up to a Board-authorized maximum value of $250,000; or (iv) on the date of a terminated senior executive’s departure from the Company, as set out in formal terms approved by the Compensation Committee in advance. Option exercise prices are determined by the NYSE closing price of our Common Stock on the date of grant. Additionally, all officers must receive prior authorization for any purchase or sale of our Common Stock, which, in the case of open market transactions, is generally only given during approved trading windows that are generally established in advance based upon earnings release dates.

Risk Considerations

The Compensation Committee reviewed and considered risks arising from the Company’s compensation policies and practices for its employees. This review included consideration of the following specific elements of the Company’s executive compensation policies and procedures:
•
annual bonus and long-term incentive awards are based upon pre-existing, defined goals;

•
annual goals contain multiple financial targets, including performance against a pre-approved budget;

•
performance goals include both absolute performance and performance relative to industry peers;

•
annual goals balance financial and non-financial performance;

•
goals include corporate, business unit, and individual performance goals;

•
performance goals include achievement against both single year and multiyear metrics;

•
executive compensation is structured as a mix among salary, cash bonus, and equity awards;

•
equity awards vest over time;

•
bonus and long-term equity programs include maximum payouts or “caps”;

•
all unvested equity awards are forfeited upon a termination for cause or voluntary termination under certain circumstances;

•
the metrics that are included in our long-term performance awards include a goal addressing appropriate leverage ratios;

•
achievement of metrics is not determined on an “all or nothing” basis, but rather goals may be achieved on a graduated basis based on performance against the stated target; and

•
while awards are generally made in relation to performance against specific goals, the Compensation Committee retains the discretion to adjust annual bonuses of cash and restricted stock as may be warranted by specific circumstances.

Following this review, the Compensation Committee concluded that any risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company at this time.

Section 162(m)

The SEC requires that this report comment upon the Company’s policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility on the Company’s tax return of compensation over $1 million to the CEO and any of its three other most highly paid executive officers (other than the CFO) unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company’s stockholders. The Company believes that, because it qualifies as a REIT under the Code and pays dividends sufficient to minimize federal income taxes, the payment of compensation that does not satisfy the requirements of Section 162(m) will generally not affect the Company’s net income. If that compensation does not qualify for a deduction under Section 162(m), there could be a modest effect on the Company’s dividend requirements to qualify as a REIT or on the tax characterization of such dividends. The Company does not believe that Section 162(m) will materially affect its dividend requirements or the taxability of stockholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each stockholder. For these reasons, the Compensation Committee’s compensation policy and practices are not directly guided by considerations relating to Section 162(m).

Supplemental Appendix to Compensation Discussion and Analysis

The table below shows the adjustments to the Company’s FFO for the year ended December 31, 2014 for non-routine items to calculate Operating FFO referred to on page 19 of this Proxy Statement.
2014
FFO actual	$951,035
Non-Routine Items
Archstone and other acquisition costs	(7,682)
Joint venture (gains) losses and costs(1)	(63,322)
Write-off of development rights and retail assets(2)	2,564
Compensation plan redesign and severance related costs	815
Business interruption insurance proceeds	(2,494)
Early extinguishment of consolidated debt	412
Gain on sale of land	(490)
Income taxes	9,243
FFO as adjusted for non-routine items (“Operating FFO”)	$890,081
Operating FFO per share	$6.78
(1)
Amounts include the Company’s proportionate share of gains and losses from joint ventures with Equity Residential as part of the Archstone acquisition, joint venture dispositions, including the Company’s promoted interests, costs associated with the extinguishment of debt, and acquisition costs including certain costs incurred related to the Archstone acquisition.

(2)
Represents write-offs expensed by the Company during the period for development rights and retail tenants individually in excess of $1,000.

Net Debt to Adjusted EBITA is calculated by the Company as total debt that is consolidated for financial reporting purposes, less consolidated cash and cash in escrow, divided by annualized fourth quarter 2014 EBITDA as adjusted for NOI from discontinued operations and real estate assets sold or held for sale, not classified as discontinued operations; gain on sale of communities; and joint venture income.
Compensation Committee Report
The Compensation Committee of the Board of Directors of AvalonBay Communities, Inc., a Maryland corporation, has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K of the Securities and Exchange Commission with management and, based on such review and discussions, the Compensation
Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Submitted by the Compensation Committee
Peter S. Rummell (Chair)
Lance R. Primis
H. Jay Sarles
W. Edward Walter

Compensation Committee Interlocks and Insider Participation
The Compensation Committee currently consists of Peter S. Rummell, Lance R. Primis, H. Jay Sarles, and W. Edward Walter. None of them has served as an officer of the Company or any of its subsidiaries. No member of the Compensation Committee has any other business relationship or affiliation with the Company or any of its subsidiaries (other than his service as a director).

Summary Compensation Table
The table below summarizes the compensation amounts paid in or earned by each of the named executive officers for the fiscal years in which they were named executive officers (years ending December 31, 2014, December 31, 2013 and December 31, 2012 for Messrs. Naughton and Sargeant; years ending December 31, 2014 and December 31, 2013 for Messrs. Breslin and Birenbaum, who became named executive officers in 2013; and the year ending December 31, 2014 in the case of Messrs. O’Shea and Wilson, who became named executive officers in 2014).
For 2014, the amounts under “Stock Awards” and “Total Compensation” include the grant date value of three performance awards made in February 2014 and maturing at the end of 2014, 2015 and 2016, and subject to vesting requirements thereafter. For 2013, those amounts include the grant date value of three performance awards made in February 2013 and maturing at the end of 2013, 2014 and 2015.
Executives are eligible to defer a portion of their salaries and bonuses under our Deferred Compensation Plan. The amounts shown below are before any deferrals under the Nonqualified Deferred Compensation Plan. Amounts deferred in 2014 are shown in the Nonqualified Deferred Compensation Table beginning on page 44 below.
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)(3)	Option Awards ($)(2)(4)	Non-equity Incentive Plan Compensation ($)(5)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(6)	All Other Compensation ($)(7)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Tim Naughton(8) Chairman, Chief Executive Officer and President	2014	950,000	—	4,861,744	—	1,446,969	—	168,963	7,427,676
	2013	921,154	—	7,189,042	1,461,866	1,666,359	—	155,321	11,393,742
	2012	799,038	—	1,073,305	540,388	1,252,742	—	166,870	3,832,343
Tom Sargeant(9) Chief Financial Officer (Retired May 2014)	2014	235,962	662,500	71,100	—	—	—	64,092	1,033,654
	2013	520,192	—	2,772,187	526,622	736,706	—	122,653	4,678,360
	2012	499,231	—	697,722	351,244	613,680	—	133,672	2,295,549
Kevin O’Shea(10) Chief Financial Officer (Since June 2014)	2014	395,192	—	1,070,793	—	457,600	—	37,861	1,961,446
	2013		—				—
	2012		—				—
Matt Birenbaum(11) EVP, Corporate Strategy	2014	440,385	—	1,490,242	—	526,140	—	33,090	2,489,857
	2013	395,192	—	1,312,165	314,019	405,888	—	23,239	2,450,503
	2012		—				—
Sean Breslin(12) EVP, Investments & Asset Management	2014	445,192	—	1,458,723	—	524,700	—	55,082	2,483,697
	2013	418,269	—	1,531,444	466,327	423,708	—	45,092	2,884,840
	2012		—				—
Steve Wilson(13) EVP, Development	2014	420,192	—	1,347,817	—	632,910	—	46,837	2,447,756
	2013		—				—
	2012		—				—

(1)
The amounts shown as salary in column (c) reflect actual payments received in each indicated year, which may vary slightly from the salary described in the Compensation Discussion and Analysis as a result of  (i) the number of pay periods in each calendar year and (ii) the fact that salary increases may not go into effect until early March of each year.

(2)
The amounts in column (e) and column (f) include restricted stock and option awards actually granted during the fiscal year for service in the prior fiscal year. For example, the row for 2014 includes the value of stock and option awards made in February 2014 with respect to 2013 service.

(3)
The amounts in column (e) reflect the aggregate grant date fair value for awards made in the fiscal years ended December 31, 2012, December 31, 2013, and December 31, 2014 computed in accordance with FASB ASC Topic 718 for restricted stock awards and performance unit awards made pursuant to the Company’s 2009 Stock Option and Incentive Plan. The value of restricted stock awards is based solely on the closing price of our Common Stock on the NYSE on the date of grant; as a result, no assumptions were used in the calculation of this value.

In 2014, in addition to restricted stock awards granted as part of the Annual Bonus Program, included in column (e), the Company made the following awards as part of its general performance award program for officers, also included in column (e):
•
Awards based on TSR Metrics and Operating Metrics for the performance period 2014-2016. These awards had a grant date fair value of  $111.77 per unit for the TSR Metric portion of the award, based on the Monte Carlo value on the date of grant, and $128.97per unit for the Operating Metric portion of the award, based on the closing price of our Common Stock on the NYSE on the date of grant.

•
To transition to the inclusion of Operating Metrics in performance awards, the Company also made awards based on Operating Metrics for the measurement periods 2014 and 2014-2015. These awards had a grant date value of  $128.97 per unit, based on the closing price of our Common Stock on the NYSE on the date of grant.

In addition, Mr. O’Shea received two supplemental performance awards in 2014 in recognition of his promotion to Chief Financial Officer:
•
Award based on TSR Metrics for the performance period 2012-2014. This award had a grant date value of  $24.05 per unit (based on the Monte Carlo value on the date of grant).

•
Award based on TSR Metrics for the performance period 2013-2015. This award had a grant date value of  $43.90 per unit (based on the Monte Carlo value on the date of grant).

The total value of the 2014 and 2014-2015 Operating Metrics performance unit awards and 2014-2016 TSR and Operating Metrics performance unit awards, if earned at maximum and valued at the closing price of our Common Stock on the NYSE on the date of grant, for the named executive officers is: Mr. Naughton—$9,249,728; Mr. Sargeant—$0; Mr. O’Shea—$1,750,123; Mr. Birenbaum—$2,476,482; Mr. Breslin—$2,020,186; and Mr. Wilson —$1,388,491. The total value of the 2012-2014 and 2013-2015 supplemental awards made to Mr. O’Shea if earned at maximum and valued at the closing price of our Common Stock on the NYSE on the date of grant is $528,777.
The values of TSR Metric performance awards included in column (e) for 2013 are:
•
$74.37 per unit for awards for measurement period 2011-2013 (based on the Monte Carlo value on the date of grant).

•
$59.39 per unit for awards for measurement period 2012-2014 (based on the Monte Carlo value on the date of grant).

•
$76.03 per unit for awards for measurement period 2013-2015 (based on the Monte Carlo value on the date of grant).

The total value of the 2011-2013, 2012-2014 and 2013-2015 performance unit awards, if earned at maximum and valued at the closing price of our Common Stock on the NYSE on the date of grant, for the named executive officers is: Mr. Naughton—$5,225,088; Mr. Sargeant—$2,100,089; Mr. Breslin—$735,018; and Mr. Birenbaum—$844,151.
(4)
The amounts in column (f) reflect the aggregate grant date fair value for option awards made pursuant to the Company’s 2009 Stock Option and Incentive Plan in the fiscal years ended December 31, 2012, December 31, 2013, and December 31, 2014 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in footnote 10 to the Company’s audited financial statements included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 19, 2015.

(5)
The amounts shown in column (g) reflect the cash awards to the named individuals determined by the Compensation Committee in February of the following year (based upon the achievement of the performance metrics established in the year indicated, as more fully described in the Compensation Discussion and Analysis above) and ratified by the members of the full Board of Directors who would be qualified to serve on the Compensation Committee.

(6)
All earnings under the Company’s nonqualified deferred compensation program are determined by reference to returns of actual mutual funds and the Company does not consider such earnings to be above market.

(7)
For 2014, the amounts shown in column (i) include, for each named executive officer (a) dividends paid on unvested shares of restricted stock during 2014 in the following amounts: Mr. Naughton—$128,427; Mr. Sargeant—$30,681; Mr. O’Shea—$29,126; Mr. Birenbaum—$24,355; Mr. Breslin—$46,400; and Mr. Wilson—$36,752; (b) amounts contributed by the Company to the named executive officers’ 401(k) accounts in the amount of  $7,800 each, and (c) premiums paid by the Company in 2014 for Company-owned life insurance policies on the lives of such named executive officers for which the Company has endorsed the respective policies so that any death benefit, in excess of the cumulative premiums paid by the Company, will be paid to the beneficiaries of the deceased, which premiums were in the following amounts for each officer (such amounts representing payment of a whole-life premium which builds cash value in the Company-owned policy to support future repayment of the cumulative premiums; see “Potential Payments Upon Termination or Sale Event—Endorsement Split Dollar Agreements”): Mr. Naughton—$32,736; and Mr. Sargeant—$25,611. The amount shown includes premiums paid by the Company for a standard term life insurance policy in the face amount of $750,000 for: Mr. O’Shea—$935; Mr. Birenbaum—$935; Mr. Breslin—$883; and Mr. Wilson—$2,285.

(8)
Stock awards for Mr. Naughton in 2014 include the following: 5,093 shares of restricted stock awarded in respect of the Archstone integration; three performance unit awards consisting of 35,860 total target performance units maturing at the end of 2014, 2015, and 2016, which are subject to time-based vesting thereafter. Stock awards for Mr. Naughton in 2013 include the following: 12,597 shares of restricted stock awarded in respect of 2012 performance; 10,569 shares of restricted stock awarded in respect of the closing of the Archstone acquisition; three performance unit awards consisting of 20,061 target performance units each maturing at the end of 2013, 2014, and 2015, which are subject to time-based vesting thereafter.

In February 2014 Mr. Naughton was awarded 24,230 of target units for his 2014-2016 TSR Metrics and Operating Metrics Award. However, it had been the intention of the Compensation Committee and the independent members of the Board who qualify for service on the Compensation Committee to award 26,072 target units to Mr. Naughton for his 2014-2016 Performance Award. This error was discovered in 2015, and an additional 1,842 of 2014-2016 target units were awarded to Mr. Naughton in 2015. Had these 1,842 units been issued in February 2014, as originally intended, the amount in column (e) for Mr. Naughton for 2014 would have been increased by $216,458.

(9)
Stock awards for Mr. Sargeant in 2014 include the following: 554 shares of restricted stock awarded in respect of the Archstone integration. Stock awards for Mr. Sargeant in 2013 include the following: 5,726 shares of restricted stock awarded in respect of 2012 performance; 2,642 shares of restricted stock awarded in respect of the closing of the Archstone acquisition; three performance unit awards consisting of 8,063 target performance units each maturing at the end of 2013, 2014, and 2015, which are subject to time-based vesting thereafter.

In connection with his retirment, Mr. Sargeant received (i) $225,000, which represented 5/12 of his 2014 target annual bonus amount of  $540,000, and (ii) $437,500, which represented 5/12 of the original target dollar value used to determine the target number of units used for his 2012-2014 performance award.

(10)
Stock awards for Mr. O’Shea in 2014 include the following: 877 shares of restricted stock awarded in respect of 2013 performance; 651 shares of restricted stock awarded in respect of the Archstone integration; three performance unit awards consisting of 6,785 total target performance units maturing at the end of 2014, 2015, and 2016, which are subject to time-based vesting thereafter; two supplemental performance unit awards consisting of 2,050 total target performance units maturing at the end of 2014 and 2015, which are subject to time-based vesting thereafter.

(11)
Stock awards for Mr. Birenbaum in 2014 include the following: 1,782 shares of restricted stock awarded in respect of 2013 performance; 922 shares of restricted stock awarded in respect of the Archstone integration; three performance unit awards consisting of 9,601 total target performance units maturing at the end of 2014, 2015, and 2016, which are subject to time-based vesting thereafter. Stock awards for Mr. Birenbaum in 2013 include the following: 2,935 shares of restricted stock awarded in respect of 2012 performance; 1,972 shares of restricted stock awarded in respect of the closing of the Archstone acquisition; three performance unit awards consisting of 3,241 target performance units each maturing at the end of 2013, 2014, and 2015, which are subject to time-based vesting thereafter.

(12)
Stock awards for Mr. Breslin in 2014 include the following: 3,134 shares of restricted stock awarded in respect of 2013 performance; 954 shares of restricted stock awarded in respect of the Archstone integration; three performance unit awards consisting of 7,832 total target performance units maturing at the end of 2014, 2015, and 2016, which are subject to time-based vesting thereafter. Stock awards for Mr. Breslin in 2013 include the following: 3,374 shares of restricted stock awarded in respect of 2012 performance; 3,944 shares of restricted stock awarded in respect of the closing of the Archstone acquisition; three performance unit awards consisting of 2,822 target performance units each maturing at the end of 2013, 2014, and 2015, which are subject to time-based vesting thereafter.

(13)
Stock awards for Mr. Wilson in 2014 include the following: 5,477 shares of restricted stock awarded in respect of 2013 performance; three performance unit awards consisting of 5,383 total target performance units maturing at the end of 2014, 2015, and 2016, which are subject to time-based vesting thereafter.

Grants of Plan-Based Awards
The table below sets out the grants made to the named executive officers in 2014 under the Company’s 2009 Stock Option and Incentive Plan.
Grants of Plan-Based Awards
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Options Awards ($/Share) (k)	Grant Date Fair Value of Stock and Options Awards ($)(4) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Mr. Naughton	2/13/2014	593,750	1,187,500	2,375,000
	2/28/2014				12,115	24,230	48,460				2,847,384
	2/28/2014				2,908	5,815	11,630				749,961
	2/28/2014				2,908	5,815	11,630				749,961
	2/13/2014							8,720			1,119,125
	4/01/2014							1,530			200,843
Mr. Sargeant	2/13/2014	270,000	540,000	1,080,000
	2/13/2014							2,012			258,220
	4/01/2014							615			80,731
Mr. O’Shea	2/13/2014	287,500	575,000	1,150,000
	2/28/2014				2,036	4,071	8,142				478,403
	2/28/2014				679	1,357	2,714				175,012
	2/28/2014				679	1,357	2,714				175,012
	2/28/2014				513	1,025	2,050				44,998
	2/28/2014				513	1,025	2,050				44,998
	2/13/2014							1,830			234,862
	4/01/2014							128			16,802
Mr. Birenbaum	2/13/2014	357,500	715,000	1,430,000
	2/28/2014				2,763	5,525	11,050				649,269
	2/28/2014				1,019	2,038	4,076				262,841
	2/28/2014				1,019	2,038	4,076				262,841
	2/13/2014							3,290			422,239
	4/01/2014							247			32,424
Mr. Breslin	2/13/2014	406,250	812,500	1,625,000
	2/28/2014				2,210	4,420	8,840				519,415
	2/28/2014				853	1,706	3,412				220,023
	2/28/2014				853	1,706	3,412				220,023
	2/13/2014							4,598			590,107
	4/01/2014							215			28,223
Mr. Wilson	2/13/2014	427,500	855,000	1,710,000
	2/28/2014				1,435	2,869	5,738				337,150
	2/28/2014				629	1,257	2,514				162,115
	2/28/2014				629	1,257	2,514				162,115
	2/13/2014							5,766			740,008
	4/01/2014							121			15,884

(1)
The amounts shown in columns (c), (d) and (e) reflect the threshold, target and maximum payment levels for 2014 under our annual bonus plan, which were established on February 13, 2014. The annual bonus is paid in cash and restricted stock except in the case of Mr. Naughton for whom the annual bonus is paid in cash only. The actual cash bonuses received by each of the named executive officers for performance in 2014, paid in 2015, are set out in column (g) of the Summary Compensation Table.

(2)
The amounts shown in columns (f), (g) and (h) reflect the threshold, target and maximum number of performance units awarded in 2014 for the performance periods 2014, 2014-2015, and 2014-2016 under the long-term incentive performance program. The grant date fair value of the 2014 and 2014-2015 performance awards related to operating metrics is based on the closing price on the grant date of  $128.97. The grant date fair value of 2014-2016 awards is based on the closing price on the grant date of  $128.97 for the operating metric portion of the award and the Monte Carlo value of  $111.77 for the TSR metric portion of the award. For Mr. O’Shea, the amount shown also includes supplemental awards for the performance periods 2012-2014 and 2013-2015 with the grant date fair value of the awards based on the Monte Carlo value of  $24.05 and $43.90, respectively.

(3)
The number of shares of restricted stock shown in column (i) granted on February 13, 2014 and April 1, 2014 represent the actual number of shares of restricted stock granted to the named executive officers, with respect to performance in 2013, and do not represent compensation for performance in 2014. With respect to all shares of restricted stock granted on February 13, 2014 and April 1, 2014 related to performance of the annual and multiyear bonus plans, 15% of the shares vested on March 1 in the year of issuance and 42.5% vested on the next two anniversaries of that date. With respect to shares of restricted stock granted on February 13, 2014 related to the integration of the Archstone acquisition, the shares vest equally in thirds on March 1 starting the year following the issuance. The shares of restricted stock, granted on February 13, 2014 and April 1, 2014 are subject to accelerated vesting (in the case of termination of employment without cause, upon death, disability or retirement, or upon a sale of the Company (as defined in the 2009 Plan)) or forfeiture of unvested shares (in the case of termination of employment for any other reason). Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of our Common Stock.

(4)
For the February 13, 2014 and April 1, 2014 grants of restricted stock, the value was calculated based on the closing price of the Common Stock on the date of grant of  $128.34 and $131.27, respectively.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards(1)						Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mr. Naughton	2/9/2006	36,148	—	—	96.19	2/9/2016
	2/8/2007	45,363	—	—	143.34	2/8/2017
	2/11/2008	52,161	—	—	86.40	2/11/2018
	2/11/2009	28,724	—	—	48.60	2/11/2019
	2/11/2010	15,015	—	—	74.20	2/11/2020
	2/16/2011	16,683	—	—	115.83	2/16/2021	1,632	266,652
	2/16/2012	12,401	6,201	—	132.95	2/16/2022	3,230	527,750		‘
	2/13/2013	9,514	19,028	—	130.23	2/13/2023	7,559	1,235,065	20,061(8)	880,678
	3/13/2013	8,878	17,756	—	126.78	3/13/2023	6,342	1,036,219
	2/13/2014	—	—	—			5,093	832,145
	2/13/2014	—	—	—			3,083	503,731
	2/28/2014	—	—	—					30,045(8)	3,597,344
	4/01/2014	—	—	—			1,020	166,658
Mr. Sargeant	—	—	—	—	—	—	—	—	—	—
Mr. O’Shea	2/16/2011	—	—	—			201	32,841
	2/16/2012	—	729	—	132.95	2/16/2022	606	99,014
	2/13/2013	—	1,528	—	130.23	2/13/2023	607	99,178	2,697(8)	118,398
	3/13/2013	—	8,878	—	126.78	3/13/2023	3,171	518,110
	2/13/2014	—	—	—			651	106,367
	2/13/2014	—	—	—			1,003	163,880
	2/28/2014	—	—	—					5,428(8)	653,415
	4/01/2014	—	—	—			86	14,052
Mr. Breslin	2/8/2007	5,033	—	—	143.34	2/8/2017
	2/16/2011	—	—	—			520	84,963
	2/16/2012	—	2,541	—	132.95	2/16/2022	1,319	215,511
	2/13/2013	2,548	5,096	—	130.23	2/13/2023	2,025	330,865	2,822(8)	123,886
	3/13/2013	3,363	6,726	—	126.78	3/13/2023	2,367	386,744
	2/13/2014	—	—	—			954	155,874
	2/13/2014	—	—	—			3,098	506,182
	2/28/2014	—	—	—					6,126(8)	739,438
	4/01/2014	—	—	—			144	23,528

	Option Awards(1)						Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)(3)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(4)	Market Value of Shares or Units of Stock That Have Not Vested ($)(5)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(6)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(7)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Mr. Birenbaum	11/09/2011	—	—	—			401	65,519
	2/16/2012	708	354	—	132.95	2/16/2022	77	12,581
	2/13/2013	2,250	4,502	—	130.23	2/13/2023	979	159,959	3,241(8)	142,280
	3/13/2013	1,681	3,363	—	126.78	3/13/2023	1,184	193,454
	2/13/2014	—	—	—			922	150,646
	2/13/2014	—	—	—			2,013	328,904
	2/28/2014								7,563(8)	912,110
	4/01/2014	—	—	—			165	26,959
Mr. Wilson	2/16/2011	—	—	—			646	105,550
	2/16/2012	—	1,992	—	132.95	2/16/2022	1,038	169,599
	2/13/2013	—	4,825	—	130.23	2/13/2023	1,917	313,219	1,596(8)	70,064
	2/13/2014	—	—	—			1,169	191,003
	2/13/2014	—	—	—			3,908	638,528
	2/28/2014	—	—	—					4,126(8)	499,265
	4/01/2014	—	—	—			81	13,235

(1)
Stock options granted under the Company’s 1994 Stock Incentive Plan and 2009 Stock Option and Incentive Plan become exercisable in three equal installments on the first, second and third anniversaries of the date of grant. All unvested options will automatically vest upon a termination without cause, or termination by death, disability or retirement, in which case the remaining term of the option will be 12 months or, if earlier, the expiration of the original ten year term of the option.

(2)
Stock awards granted under the Company’s 1994 Stock Incentive Plan and 2009 Stock Option and Incentive Plan prior to 2014 have been made in the form of Restricted Stock which vests 20% on the first day of the month following the grant, and the remaining 80% which vests over the next four years, with 20% vesting on March 1 of each year, subject to accelerated vesting in the case of termination of employment without cause, upon death, disability or retirement, or upon a change-in-control of the Company (as defined in the Plans), or forfeiture of unvested shares in the case of termination of employment for any other reason. In 2014, Annual Stock awards earned as a result of the annual and multiyear bonus plans were made in the form of restricted stock with a vesting schedule of 15% on March 1, 2014 and 42.5% on March 1 each year thereafter. Stock awards made in 2014 related to the integration of Archstone vest in thirds starting on March 1, one year after the date of the grant. In addition, in the case of Mr. Naughton vesting of restricted stock will be accelerated under certain conditions, as described in his employment agreement with the Company. Dividends are payable on the shares at the same rate as dividends paid on all outstanding shares of our Common Stock.

(3)
The table below shows the vesting schedule for all unexercisable options:

Vesting Schedule for Unexercisable Options
		Vesting Schedule
Name	Grant Date	2015	2016
Mr. Naughton	2/16/2012	6,201
	2/13/2013	9,514	9,514
	3/13/2013	8,878	8,878
Mr. O’Shea	2/16/2012	729
	2/13/2013	764	764
	3/13/2013	4,439	4,439
Mr. Breslin	2/16/2012	2,541
	2/13/2013	2,548	2,548
	3/13/2013	3,363	3,363
Mr. Birenbaum	2/16/2012	354
	2/13/2013	2,251	2,251
	3/13/2013	1,681	1,682
Mr. Wilson	2/16/2012	1,992
	2/13/2013	2,412	2,413

(4)
The table below shows the vesting schedule for all unvested shares of restricted stock:

Vesting Schedule for Unvested Restricted Stock
		Vesting Schedule
Name	Grant Date	2015	2016	2017
Mr. Naughton	2/16/2011	1,632
	2/16/2012	1,615	1,615
	2/13/2013	2,520	2,519	2,520
	3/13/2013	2,114	2,114	2,114
	2/13/2014	1,697	1,698	1,698
	2/13/2014	1,541	1,542
	4/01/2014	510	510
Mr. O’Shea	2/16/2011	201
	2/16/2012	303	303
	2/13/2013	202	202	203
	3/13/2013	1,057	1,057	1,057
	2/13/2014	217	217	217
	2/13/2014	501	502
	4/01/2014	43	43
Mr. Breslin	2/16/2011	520
	2/16/2012	659	660
	2/13/2013	675	675	675
	3/13/2013	789	789	789
	2/13/2014	318	318	318
	2/13/2014	1,549	1,549
	4/01/2014	72	72
Mr. Birenbaum	11/9/2011	401
	2/16/2012	77
	2/13/2013	489	490
	3/13/2013	395	394	395
	2/13/2014	307	307	308
	2/13/2014	1,006	1,007
	4/01/2014	82	83
Mr. Wilson	2/16/2011	646
	2/16/2012	519	519
	2/13/2013	639	639	639
	2/13/2014	389	390	390
	2/13/2014	1,954	1,954
	4/01/2014	40	41

(5)
Based on the closing price of the Common Stock as reported on the NYSE on December 31, 2014 of  $163.39 per share.

(6)
The amounts in column (i) include three performance unit awards each maturing at the end of 2015, and 2016 which are subject to time-based vesting thereafter.

(7)
The amounts in column (j) reflect the grant date fair value for awards made in 2014. The award for performance period 2013-2015 was valued using the Monte Carlo value of  $43.90 per unit. The award for performance period 2014-2015 was valued using the closing price on February 28, 2014 $128.97 per unit. For the award for performance period 2014-2016, 66.6% of the award tied to TSR was valued using the Monte Carlo value of  $111.77 and 33.4% of the award tied to operating metrics was valued using the closing price on February 28, 2014 of  $128.97 per unit.

(8)
This amount reflects the number of earned units for the performance period 2012-2014 which convert to shares of restricted stock in 2015 and are subject to time-based vesting thereafter.

Option Exercises and Stock Vested Table
The following table identifies the number of shares underlying options exercised during 2014 for each of the named executive officers, the value realized on such exercises, the number of shares of restricted stock that vested during 2014 for each such officer and the value of such shares on the date of vesting. The value realized upon exercise of the options is the product of (1) the closing price on the NYSE of our Common Stock on the date of exercise minus the exercise price multiplied by (2) the number of shares of Common Stock underlying the exercised options.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Mr. Naughton	112,868	6,607,973	10,831	1,399,720
Mr. O’Shea	10,511	192,950	2,237	288,740
Mr. Sargeant	82,848	1,583,879	17,742	2,447.646
Mr. Breslin	10,397	327,728	3,761	485,452
Mr. Birenbaum	—	—	1,797	232,217
Mr. Wilson	22,861	491,770	3,076	396,935

(1)
These shares of restricted stock vested on March 1, 2014, April 15, 2014, and December 31, 2014. The closing price of our Common Stock, as reported on the NYSE for February 29, 2014 (business day preceding March 1, 2014 vesting) was $128.97 per share. The closing price of our Common Stock, as reported on the NYSE for April 15, 2014, was $134.55 per share. The closing price of the stock, as reported on the NYSE for December 31, 2014, was $163.39 per share.

Nonqualified Deferred Compensation
Pursuant to our Deferred Compensation Plan, certain employees of the Company, including the named executive officers, may defer up to 25% of base annual salary and up to 50% of annual cash bonus on a pre-tax basis and receive a tax-deferred return on those deferrals. Deferral elections are made by eligible employees during an open enrollment period each year for amounts to be earned in the following year. Participating employees direct the deemed investment of their deferral accounts by selecting among certain available investment funds. The table below shows the Investment Funds available under the Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2014. Since the Investment Funds are all publicly available, we do not consider any of the earnings credited under the Deferred Compensation Plan to be “above market.”

	Name of Fund	2014 Rate of Return (%)
(1)	American Beacon Stephens Sm Cp Gr Inv	-3.36%
	American Funds EuroPacific Growth R4	-2.66%
	American Funds Fundamental Investor R4	8.90%
	Artisan Mid Cap Value Institutional	1.76%
	Cohen & Steers Realty	30.18%
	Columbia Dividend Opportunities Z	9.99%
	Fidelity Retirement Money Market	0.01%
	JP Morgan Large Cap Growth Select	10.86%
	MFS Value R3	10.29%
	PIMCO Total Return Institutional	4.69%
(1)	Royce Pennsylvania Mutual Services	-1.04%
	Spartan 500 Index Adv	13.62%
	T. Rowe Price Emerging Markets Stock	1.41%
	T. Rowe Price Mid Cap Growth Adv	12.87%
	T. Rowe Price Retirement 2005	4.72%
	T. Rowe Price Retirement 2010	4.99%
	T. Rowe Price Retirement 2015	5.37%
	T. Rowe Price Retirement 2020	5.63%
	T. Rowe Price Retirement 2025	5.84%
	T. Rowe Price Retirement 2030	6.05%
	T. Rowe Price Retirement 2035	6.07%
	T. Rowe Price Retirement 2040	6.18%

	T. Rowe Price Retirement 2045	6.14%
	T. Rowe Price Retirement 2050	6.19%
	T. Rowe Price Retirement 2055	6.18%
(2)	T. Rowe Price Retirement Balanced	3.91%
(3)	Vanguard Total Bond Mkt Idx Adm	5.89%
	Wells Fargo Growth Adm	3.90%
(1)
The Royce Pennsylvania Mutual Services fund was removed effective June 9, 2014 and replaced by the American Beacon Stephens Small Cap Growth fund.

(2)
This fund was previously named the T. Rowe Price Retirement Income fund.

(3)
This fund was added to the plan’s investment fund options effective December 22, 2014.

Benefits under our Deferred Compensation Plan will be paid out on the earlier of the employee’s death or the date six months, 66 months, or 126 months following termination of employment (depending upon the employee’s properly made election), or in ten annual installments beginning in the seventh month following departure from the company, or in one lump sum (or four annual installments) on a specified date that is at least five years after the deferral year while the employee is still employed with the Company, or in the event of an “Unforeseeable Financial Emergency” as determined by our Retirement Planning Committee (a committee of management designated by the Compensation Committee of the Board of Directors) in its sole discretion and in accordance with tax law requirements.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)
(a)	(b)	(c)	(d)	(e)	(f)
Mr. Naughton	237,500	—	396,119	—	4,169,358
Mr. Sargeant	—	—	61,166	2,465,203	—
Mr. O’Shea	—	—	—	—	—
Mr. Breslin	—	—	—	—	—
Mr. Birenbaum	—	—	—	—	—
Mr. Wilson	—	—	—	—	—

(1)
All contributions in column (b) are also included as compensation to the named executive officers in the Salary column of the Summary Compensation Table.

Potential Payments Upon Termination or Sale Event
The summaries of agreements below are qualified in their entirety by reference to the complete agreements, which have been included as exhibits to the Company’s filings with the SEC.
As noted in the narrative disclosure to the Summary Compensation Table above, we are a party to an employment agreement with Mr. Naughton that will expire on December 31, 2015, unless renewed by mutual agreement, and that provides for severance benefits in the event that he is terminated without cause. The employment agreement provides that it would be considered a termination without cause of Mr. Naughton if his title is reduced to below that of Chief Executive Officer or if he does not report directly to the full Board. The employment agreement also provides that it would be a default if the Company takes bad faith actions with respect to Mr. Naughton’s annual compensation and bonus awards, which bad faith must be demonstrated by reference to the awards set for and awarded other officers.
Mr. Naughton must provide the Company notice of such an alleged default and an opportunity to cure. In the event of such a default that is not cured, he would be entitled to terminate his employment and receive the same level of severance as in a termination without cause.
Under the employment agreement, upon a termination of Mr. Naughton’s employment without cause he would be entitled to two times his “Covered Compensation,” which is defined as the sum of his annual base salary plus the average of his last two annual cash bonuses as of the date of termination, unless the termination is in connection with a sale of the Company, in which case he receives three times his Covered Compensation. Mr. Naughton would also receive a cash payment representing the pro rata value of his annual bonus and long term incentive award for the portion of the year worked, valued at target. Mr. Naughton’s unvested restricted stock and options would also vest. Severance benefits upon a sale of the Company are based on a “double trigger”: Mr. Naughton must be terminated without cause following the sale in order for severance benefits to be triggered under the agreements.
The employment agreement does not provide for a tax gross up if an excise tax is imposed on the severance benefits under Section 4999 of the Internal Revenue Code of 1986, as amended (the “golden parachute tax”), but if Mr. Naughton would be better off with reduced severance benefits in order to avoid the effect of the golden parachute tax then the benefits will be reduced accordingly. The employment agreement does not provide for additional perquisites.
To receive severance benefits under the employment agreements, Mr. Naughton must enter into a separation and release agreement with the Company containing general release, confidentiality, return of property, mutual non-disparagement and a one-year employee non-solicitation provisions.

Other Severance Arrangements
Our agreements with our directors and officers governing compensatory stock option and restricted stock awards provide for immediate vesting (and, in the case of stock options, immediate exercisability) if a sale of the Company occurs. In addition, upon the retirement, death, disability or termination without cause of an employee (as defined in the award agreements under the Stock Incentive Plans) (a) all of such employee’s options shall automatically become fully exercisable and (absent a specific agreement providing otherwise) shall be exercisable for one year thereafter and (b) all of such employee’s restricted shares of stock shall automatically vest. Retirement of an employee as defined in the award agreements under the Plan generally means the termination of employment, other than for cause, when the sum of the following equals or exceeds 70 years: (i) the number of full months (converted to years) of employment and other business relationships with the Company and any predecessor company (must be at least 120 months) and (ii) the employee’s age on the date of termination (must be at least 50 years old). To qualify for retirement, the employee must also give six months’ prior written notice to us of his intention to retire and enter into a one year non-solicitation and non-competition agreement with us. Under this formula, Messrs. Naughton and Wilson are currently eligible for retirement, and Messrs. O’Shea, Birenbaum, and Breslin will become eligible for retirement in October 2019, June 2019, and December 2019, respectively. As previously announced, Mr. Sargeant retired from the Company on May 31, 2014.
We have adopted an Officer Severance Program for the benefit of officers who do not have employment agreements. Under this program, in the event an officer who is not otherwise covered by a severance arrangement is terminated (other than for cause) within 18 months of a sale of the Company (as defined) or during the six months prior to a sale of the Company, such officer will generally receive a multiple of his Covered Compensation (as defined above) depending on the officer’s title: for the Chief
Executive Officer, the multiple is three times, for the Chief Financial Officer or an Executive Vice President, the multiple is two times, and for other officers the multiple is one times. The terminated officer would also receive (i) a cash payment representing the pro rata value of his annual bonus and long term incentive award for the portion of the year worked, valued at target, (ii) accelerated vesting of the officer’s unvested restricted stock and options, and (iii) payment of COBRA insurance premiums for up to 18 months.
In the case of our multiyear performance awards, in the event a participant’s employment terminates for any reason prior to the completion of a performance period, whether with or without cause, or by reason of death or disability or voluntary departure or retirement, the participant forfeits all units with respect to that performance period, except that for awards with a performance period that begins after January 1, 2015, upon a “qualifying termination” following one full year of employment during a three-year Performance Period , a pro rata portion of the award will vest and will be settled in fully vested shares of Common Stock after the end of the Performance Period to the extent the performance goals are achieved. A qualifying termination means a separation of employment due to death, disability, Retirement, or a termination without cause at a time when the age and service requirements for Retirement eligibility are met. If a sale of the Company occurs during a performance period, (i) if there is more than 12 months remaining in the performance period, all units with respect to that performance period are forfeited (unless the successor makes other arrangements for their continuation), and (ii) if there is less than 12 months remaining in the performance period, the performance period is deemed complete on the date of sale and achievement against the performance metrics is measured through the date of sale, with no proration on account of the shortened performance period and with vested stock (or options) issued in settlement of any units earned.

Endorsement Split Dollar Agreements
The Company owns a whole-life insurance policy with respect to Mr. Naughton in the amount of  $1,500,000. The Company has endorsed this Company-owned policy such that in the event of the death of the insured, the Company will be paid insurance proceeds equal to the cumulative premiums paid on the policy by the Company, with excess insurance proceeds being paid to the insured’s estate or named beneficiary. The Company has agreed to (i) pay the premiums due on the policy through 2017 (provided that the insured pays a portion of the premium equal to the current term rate for the insured’s age multiplied by the insured’s current interest in the policy), (ii) after the last Company payment, withdraw cash from the policy equal to the cumulative premiums paid and (iii) thereafter assign the policy to the insured. The Company will cease making premium payments, and will withdraw an amount from the cash surrender value of the policy equal to the lesser of the cumulative premiums or the cash surrender value earlier than 2017, in the event of the insured’s termination for cause or voluntary resignation without a constructive termination. In such case the policy will be reduced to a fully paid-up whole-life insurance policy.

Severance Benefits
The tables below, together with the footnotes thereto and the additional information below, reflect the payments and benefits that the named executive officers would receive in the event of their termination of employment with the Company on December 31, 2014, under the indicated circumstances.

Timothy J. Naughton, Chairman, Chief Executive Officer and President
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)	Death ($)	Termination Without Cause (Related to a Sale Event) ($)
A Severance (Cash)	—	4,819,101(1)	—	7,228,652(2)
B Life Insurance	29,945(3)	65,072(4)	(5)	65,072(4)

Kevin P. O’Shea, Chief Financial Officer
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)	Death ($)	Termination Without Cause (Related to a Sale Event) ($)
A Severance (Cash)	—	—	—	1,439,597(6)
B Life Insurance	—	—	—	—

Matthew H. Birenbaum, Chief Investment Officer
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)	Death ($)	Termination Without Cause (Related to a Sale Event) ($)
A Severance (Cash)	—	—	—	1,662,931(6)
B Life Insurance	—	—	—	—

Sean J. Breslin, Chief Operating Officer
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)	Death ($)	Termination Without Cause (Related to a Sale Event) ($)
A Severance (Cash)	—	—	—	1,705,620(6)
B Life Insurance	—	—	—	—

Stephen Wilson, Executive Vice President
Executive Benefits and Payments Upon Termination	For Cause or Voluntary ($)	Termination Without Cause (Unrelated to a Sale Event) ($)	Death ($)	Termination Without Cause (Related to a Sale Event) ($)
A Severance (Cash)	—	—	—	1,632,152(6)
B Life Insurance	—	—	—	—

Footnotes for all tables above:
(1)
In accordance with the terms of his employment agreement, represents two times Covered Compensation for Mr. Naughton.

(2)
In accordance with the terms of his employment agreement, represents three times Covered Compensation for Mr. Naughton.

(3)
Represents the cash surrender value of the policy less the total aggregate premiums paid by the Company. The Company will recover its premiums in the future.

(4)
Represents the estimated present value of three years of future premiums paid by the Company on the whole-life portion of a split-dollar life insurance policy. The Company will recover its premiums in the future.

(5)
Upon death, (i) the officer’s estate will receive a death benefit under a life insurance policy owned by the Company in the amount of  $1.5 million with respect to Mr. Naughton and (ii) the Company will receive repayment of all premiums paid by the Company.

(6)
In accordance with the terms of the Company’s Officer Severance Plan, represents two times Covered Compensation (base salary and the average of the prior two year’s cash bonuses) for Messrs. O’Shea, Birenbaum, Breslin and Wilson.

The following benefits apply generally to all similarly situated employees and are not included in the tables above:
•
Upon a termination of any employee’s employment without cause or upon death, disability or retirement of the employee (as defined in the 2009 Plan), all unvested shares of restricted stock held by an employee will immediately vest. The full value of the shares of restricted stock for which vesting would accelerate upon a termination on December 31, 2014 of each of the named executive officers (other than Mr. Sargeant, who retired on May 31, 2014), based on a closing price of  $163.39 on December 31, 2014 is: Mr. Naughton—$4,567,974; Mr. O’Shea—$1,033,442; Mr. Breslin — $1,703,668; Mr. Birenbaum—$938,022; and Mr. Wilson—$1,240,130.

•
Upon a termination of any employee’s employment upon a sale of the Company (as defined in the 2009 Plan), all unvested shares of restricted stock held by an employee will immediately vest. This includes stock issued in settlement of units earned for performance periods with less than 12 months remaining at the time of the sale event. The full value of the shares of restricted stock for which vesting would accelerate upon a termination on December 31, 2014 of each of the named executive officers (other than Mr. Sargeant, who retired on May 31, 2014), based on a closing price of  $163.39 on December 31, 2014 is: Mr. Naughton—$13,528,445; Mr. O’Shea—$2,506,893; Mr. Breslin—$3,378,905; Mr. Birenbaum—$2,898,865; and Mr. Wilson—$2,324,059. This amount includes stock issued in connection with performance awards whose performance periods end on December 31, 2014 and December 31, 2015.

•
All unvested employee stock options provide for accelerated vesting upon termination of employment without cause or upon death, disability, retirement, or a sale of the Company (as defined in the 2009 Plan). The full in the money value of unvested options for which vesting would accelerate upon a termination on December 31, 2014 of each of the named executive officers (other than Mr. Sargeant, who retired on May 31, 2014) is: Mr. Naughton—$1,469,774; Mr. O’Shea—$397,883; Mr. Breslin — $492,570; Mr. Birenbaum—$283,182; and Mr. Wilson—$220,663.

•
Upon a termination of any employee’s employment due to retirement, the employee will receive the following:

•
For six months, the Company will pay the employee’s premium due for insurance benefits extended under COBRA.

•
Pro-rated annual bonus.

•
The employee may choose a gift from an on-line catalogue of retirement gifts.

•
For multiyear performance awards whose performance period begins on or after January 1, 2015, upon a “qualifying termination” following one full year of employment during a three-year Performance Period , a pro rata portion of a performance award will vest and will be settled in fully vested shares of Common Stock after the end of the Performance Period to the extent the performance goals are achieved. A qualifying termination means a separation of employment due to death, disability, Retirement, or a termination without cause at a time when the age and service requirements for Retirement eligibility are met.
To receive retirement benefits, the officer must give six months’ prior written notice to the Company of his intention to retire and enter into a one year non-solicitation and non-competition agreement.
•
If any employee’s employment terminates on or after the end of the calendar year for any reason other than for cause, the Company would compensate that individual with the annual cash bonus and the cash value of the annual restricted stock award that would have been paid to that employee in February or March of the following year. Accordingly, the value of the annual cash bonus and annual restricted stock award earned by the Named Executive Officers in respect of 2014 service is not included in the table above (but is described elsewhere in this Proxy Statement). For Mr. Naughton, if such a termination occurred in the middle of the year, he would receive a prorated portion of such amount (at target) under the terms of his employment agreement. Under the Company’s Officer Severance Plan, in the event of such a termination in connection with a sale of the Company, Messrs. O’Shea, Breslin, Birenbaum and Wilson would receive a prorated portion of such amount (at target).

Director Compensation and Director Stock Ownership Guidelines
A director of the Company who is also an employee receives no additional compensation for his services as a director. Our Board and Nominating Committee periodically assess the total compensation for non-employee directors relative to the compensation provided by similarly sized real estate investment trusts, by our multi-family peer group, and by a group of cross-industry similarly sized companies.
On the fifth business day following each annual meeting of stockholders, each of our non-employee directors automatically receives a grant of a number of shares of restricted stock (or a deferred stock award in lieu thereof) equal to $125,000 ($130,000 beginning with the 2015 Annual Meeting) divided by the closing price of Common Stock as reported by the NYSE on the date of grant. Based on this formula, following the 2014 Annual Meeting, each non-employee director serving at the time received a restricted stock or deferred stock grant of 891 shares of Common Stock. Mr. Havner received a prorated award on October 15, 2014, of 565 shares for his service as a non-employee director from September 16, 2014 through May 21, 2015. All of such shares of restricted stock (or deferred stock awards) granted to non-employee directors vest in four quarterly installments over a one year period, subject to accelerated vesting upon departure from the Board except in the case of a voluntary departure by the director during his elected term that is not due to death or disability, or the director’s removal for cause. If a director elected to receive a deferred stock award in lieu of restricted stock, then the director will receive shares of stock in respect of the vested portion of the deferred stock award within 30 days following termination of service as a director of the Company.
In addition, during 2014 non-employee directors received an annual cash retainer of  $60,000 paid in four quarterly installments of  $15,000 each. Beginning after the 2014 Annual Meeting, in addition to such annual cash retainer, non-employee directors who serve as the chairperson of the Audit, Compensation, Nominating, or Investment and Finance Committees received additional cash compensation of  $10,000 per year, payable in four installments of  $2,500 each (or a deferred stock award in lieu of cash).
In consideration for serving as Lead Independent Director, Mr. Primis received, in addition to the compensation described above, an annual fee of  $30,000, payable in equal quarterly installments of  $7,500. This amount was reduced to $25,000 per year payable at the rate of  $6,250 per quarter after the 2014 Annual Meeting (but Mr. Primis received the additional compensation described above for serving as the chair of the Nominating Committee).
A non-employee director may elect to receive all or a portion of the cash portion of his or compensation for service as a director in the form of a deferred stock award equal to the cash payment amount divided by the last reported price on the NYSE on the date of grant.
With regard to the vesting of shares awarded to non-employee directors after the 2014 Annual Meeting and the payment of cash (or deferred stock awards in lieu of cash) after the 2014 Annual Meeting, the first three quarterly vesting and payments occur on September 1, December 1, and March 1 and the fourth and final vesting and payment will occur on the business day immediately preceding the next annual meeting of stockholders.
Under the Company’s Corporate Governance Guidelines, non-employee directors are generally required to hold shares having a value that equals or exceeds five times the annual cash retainer paid to non-employee directors. This was a general guideline that was restated as a requirement for service as a director pursuant to an amendment to the Company’s Corporate Governance Guidelines, and directors have five years from the date of such amendment (or, if later, five years from the commencement of their service as a director) to comply with such requirement.
The following table sets forth the compensation for service as a director of the Company received by each non-employee director in 2014, as recognized for financial reporting purposes. Mr. Brown is not included in the table as his service as a director began January 1, 2015.

Director Compensation Table
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)(3)	Total ($)
Glyn F. Aeppel	55,000	125,061	—	—	—	—	180,061
Alan B. Buckelew	55,000	125,061	—	—	—	7,698	187,759
Bruce A. Choate	55,000	125,061	—	—	—	—	180,061
Ronald L. Havner, Jr.(4)	—	97,039	—	—	—	—	97,039
John J. Healy, Jr	—	180,018	—	—	—	589	180,607
Lance R. Primis	85,417	125,061	—	—	—	8,732	219,210
Peter S. Rummell	60,000	125,061	—	—	—	8,732	193,793
H. Jay Sarles	60,000	125,061	—	—	—	8,732	193,793
W. Edward Walter	60,000	125,061	—	—	—	8,732	193,793

(1)
For Mr. Primis, this includes $30,417 paid in 2014 for his service as Lead Independent Director during 2014. For Messrs. Primis, Rummell, Sarles, and Walter, this includes payment for service as Committee Chairperson.

(2)
The amounts in column (c) reflect the grant date fair value of the shares of restricted stock or deferred stock granted to each Director on May 29, 2014 equal to $125,000 divided by the closing price of Common Stock as reported by the NYSE on the date of grant. The value was calculated based on the closing price of the Common Stock on the date of grant of  $140.36. (Mr. Havner received a prorated grant upon joining the Board in September 2014.) Mr. Havner’s and Mr. Healy’s stock award amounts also include their election to receive cash payments totaling $12,452 and $54,957, respectively, in the form of deferred units.

(3)
The amounts in column (g) reflect dividends paid on restricted stock. Directors may elect deferred stock awards in lieu of restricted stock. Dividends on deferred stock are automatically invested in the director deferred stock plan as additional deferred stock based on reinvestment at the closing price of the Common Stock on the dividend payment date. The value of reinvested dividends in 2014 on both unvested deferred stock awards and vested deferred stock awards for directors with deferred stock units were as follows: Glynn Aeppel—$6,464, Bruce Choate—$202,988, John Healy—$180,932, Peter Rummell—$7,145, and Ed Walter—$10,927.

(4)
Mr. Havner began serving on the Board of Directors on September 16, 2014.

V. Officers, Stock Ownership And Other Information
Executive and Senior Officers
The following biographical descriptions set forth information with respect to each officer who is at the executive vice president level or above or who is subject to reporting under Section 16 of the Exchange Act. based on information furnished to the Company by each officer. There is no family relationship between any director, nominee, or executive officer of the Company. Officers of the Company are elected annually at the first meeting of the Board of Directors following each annual meeting of stockholders. Each officer holds office until the first meeting of the Board of Directors following the next annual meeting of stockholders and until his or her successor is duly elected and qualifies or until his or her earlier death, resignation or removal in the manner provided in the Company’s Bylaws.
The Board of Directors has determined that Messrs. Naughton, O’Shea, Birenbaum, Breslin, Horey, McLaughlin, O’Shea, Schulman, and Wilson, and Ms. Shea are executive officers of the Company within the meaning of Rules 3b-7 and 16a-1(f) of the Exchange Act.
Mr. Naughton, 53, is the Company’s Chairman, Chief Executive Officer and President and has been a director of the Company since September 2005. He has served as Chairman of the Board since May 2013, as Chief Executive Officer since January 2012, and as President since February 2005. Previously, Mr. Naughton served as Chief Operating Officer February 2001 to February 2005. Prior to assuming the Chief Operating Officer role, Mr. Naughton served as Senior Vice President—Chief Investment Officer, and prior to that served as the Company’s Regional Vice President— Development and Acquisitions, with responsibility primarily in the Mid-Atlantic and Midwest regions of the country. Mr. Naughton has been with the Company or its predecessors since 1989. Mr. Naughton has served on the board of directors of Health Care REIT since December 2013, serves as an officer of NAREIT, is a member of The Real Estate Round Table, is a member and past chairman of the Multifamily Council of ULI, and is a member of the National Multi-Housing Council (“NMHC”), where he serves on the Executive Committee. Mr. Naughton received his Masters of Business Administration from Harvard Business School in 1987 and earned his undergraduate degree in Economics with High Distinction from the University of Virginia, where he was elected to Phi Beta Kappa.
Kevin P. O’Shea, 49, has been the Company’s Chief Financial Officer since June 2015. Prior to that he was Executive Vice President—Capital Markets, from January 2013 to May 2015 and Senior Vice President—Investment Management after joining the Company in July 2003. Prior to joining the Company, Mr. O’Shea was an Executive Director at UBS Investment Bank, where his experience included real estate investment banking. Earlier in his career, Mr. O’Shea practiced commercial real estate and banking law as an attorney. Mr. O’Shea received his Masters Degree in
Business Administration from Harvard Business School, his J.D. from Southern Methodist University and his undergraduate degree from Boston College. Mr. O’Shea serves as a Trustee of Urban Edge Properties, where he serves as the Chair of the Audit Committee.
Matthew H. Birenbaum, 49, became the Company’s Chief Investment Officer in January 2015. He is responsible for the Company’s investment strategy and oversees the Investments, Design, Sustainability and Market Research functions. Before assuming his current position, he was the Company’s Executive Vice President—Corporate Strategy, a position he held from October 2011 until January 2015. Prior to joining the Company in October 2011, Mr. Birenbaum was the founding principal of Abbey Road Property Group, LLC, a multi-family development and investment firm based in Arlington, Virginia since 2006 and before that a Senior Vice President at EYA (formerly Eakin/Youngentob Associates). Prior to joining EYA in 2003, Mr. Birenbaum was a Regional Vice President of Development with the Company. Mr. Birenbaum received his Bachelor of Arts from Brown University, where he graduated Phi Beta Kappa, and his Masters Degree from The Kellogg Graduate School of Management at Northwestern University, where he graduated with honors. He is an active member of ULI and is certified LEED-AP, and serves on the Board of the Arlington Partnership for Affordable Housing (APAH).
Sean J. Breslin, 48, is the Company’s Chief Operating Officer, a position he has held since January 2015, with responsibility for the Company’s Asset Management platform, including Property Operations, Asset Management , Engineering and Redevelopment. He was previously the Company’s Executive Vice President—Investments and Asset Management since April 2012 with overall responsibility for the Company’s investment platform, including property operations, asset management and redevelopment, and investment activity, including acquisition and dispositions. Mr. Breslin was responsible for the Company’s investment and redevelopment platforms during 2010-2011, and was the Senior Vice President—Redevelopment and Asset Management beginning in 2008, and Senior Vice President—Investments from 2006 through 2007. Mr. Breslin joined the Company as Vice President—Investments in 2002 and prior to that was the Chief Operating Officer of CWS Capital Partners. He received his Bachelors Degree from California State University, Long Beach and his Masters of Business Administration from the University of Texas. Mr. Breslin is a member of the Executive Committee of NMHC and is Chair of ULI’s Multifamily Council. He is also a member of the Executive Committee of the Real Estate Finance & Investment Center at the University of Texas at Austin.

Michael M. Feigin, 54, is the Company’s Chief Construction Officer. Prior to joining the Company in June 2014, he was Corporate Vice President Global Procurement and Travel for AECOM, an engineering and construction services company, from May 2012 to May 2014. Before that he was SVP Corporate Operations at AECOM from January 2012 to May 2012, SVP General Counsel at Weeks Marine from May to August 2011 and Managing Director for Navigant Consulting from September 2010 to May 2011, working with clients to manage risk in their organizations. Prior to that, from September 2006 to December 2009 he was Global Construction Industry Practice Leader for Marsh, an insurance broker and risk advisor. From October 2005 to September 2006, Mr. Feigin served as Executive Vice President and Chief Administration Officer of Bovis Lend Lease Holdings, Inc. (now Lend Lease Americas) where he was responsible for commercial risk management and deal approval, legal, insurance and bonding, human resources, information technology and cororate affairs. Mr. Feigin earned his BA from Yale University and his JD from Brooklyn Law School.
Leo S. Horey, 52, is the Company’s Chief Administrative Officer. He has held this title since April 2012 and was Executive Vice President—Property Operations prior to that from January 2004. Mr. Horey was Senior Vice President—Property Operations from February 2001 through December 2003. Prior to assuming that office, Mr. Horey served since 1998 as Regional Vice President—Property Operations. Prior to 1998, Mr. Horey served since 1994 as Vice President—Property Operations for Avalon Properties. Previously, Mr. Horey had worked for Trammell Crow Residential since 1990. Mr. Horey received his Masters of Business Administration from the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill, where he was a Richard H. Jenrette Fellow and currently serves on the Board of Visitors. He also holds a Bachelor of Science degree in Computer Science and Economics from Duke University. Mr. Horey is a member of the Executive Committee of NMHC.
William M. McLaughlin, 50, is the Company’s Executive Vice President—Development, with responsibility for all of the Company’s development activity in the Northeast, including New England, New York and New Jersey. He was Executive Vice President—Development and Construction from February 2010 until 2014 and prior to that was Senior Vice President—Development & Construction since 2009. He has been with the Company or its predecessors since 1994, and has also served as Senior Vice President—Development and Vice President—Development. Before joining the Company, Mr. McLaughlin was with Lincoln Property Company. Mr. McLaughlin received his Bachelors Degree in Economics from Harvard College in 1986.
Edward M. Schulman, 52, is the Company’s Executive Vice President—General Counsel and Secretary. Mr. Schulman joined the Company in February 1999 and has served as General Counsel since that time. Prior to joining the Company he was a corporate and securities law partner at Goodwin Procter LLP. Mr. Schulman is a magna cum laude graduate of Harvard Law School and received his undergraduate degree in economics from Princeton University, where he graduated with high honors.
Stephen W. Wilson, 58, is the Company’s Executive Vice President—Development, with responsibility for all development activities for the West Coast, including Northern California, Southern California and the Pacific Northwest, as well as the Mid-Atlantic region. He was Executive Vice President— Development and Construction from February 201 until 2014, and prior to that was Senior Vice President—Development & Construction for the West Coast and Mid-Atlantic. Mr. Wilson has also served as Senior Vice President—Development and Vice President—Development. Prior to joining the Company in 1998, Mr. Wilson was a Senior Vice President and Chief Operating Officer for SU Development, Inc. of Bellevue, Washington and Senior Vice President of Continental Pacific, Inc. of Bellevue, Washington. Mr. Wilson received his B.A. in Business Administration (Accounting) from Washington State University. He is a member of ULI, chair of the ULI Transit Oriented Development Council, and a member of The American Institute of Certified Public Accountants.
Keri A. Shea, 45, has been the Company’s Senior Vice President—Finance & Treasurer since 2013, and since 2009 has also been designated as the Company’s principal accounting officer. Ms. Shea joined the Company in 2002 as Assistant Corporate Controller and was promoted to Corporate Controller in 2005 and Vice President in 2006. Prior to joining the Company, she served as the Corporate Controller for two start-up technology companies in the Washington, D.C. area. Prior to that Ms. Shea was with Arthur Andersen LLP for eight years. She is a certified public accountant and has a B.B.A. in Accounting from the College of William & Mary.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth the beneficial ownership of Common Stock as to (i) each person or entity who is known by the Company to have beneficially owned more than 5% of the Common Stock as of March 1, 2015; (ii) each of the Company’s directors and Nominees as of March 1, 2015; (iii) each of the Named Executive Officers as of March 1, 2015; and (iv) all directors and executive officers as a group as of March 1, 2015, based on representations of officers and directors of the
Company and filings through March 2015 received by the Company on Schedule 13G under the Exchange Act. All such information was provided by the stockholders listed and reflects their beneficial ownership known by the Company. All percentages have been calculated as of March 1, 2015 and are based upon 132,178,292 shares of Common Stock outstanding at the close of business on such date (unless otherwise indicated).

Name and Business Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned(2)	Percent of Class (%)
Glyn F. Aeppel	1,901(3)	*
Matthew H. Birenbaum	35,644(4)	*
Sean J. Breslin	53,731(5)	*
Terry Brown	335(6)	*
Alan B. Buckelew	3,373	*
Bruce A. Choate	65,868(7)	*
Ronald Havner, Jr.	735(8)	*
John J. Healy, Jr.	42,898(9)	*
Timothy J. Naughton	398,098(10)	*
Kevin O’Shea	23,723(11)	*
Lance R. Primis	15,312	*
Peter S. Rummell	9,242(12)	*
H. Jay Sarles	17,903(13)	*
W. Edward Walter	7,796(14)	*
Stephen Wilson	34,870(15)	*
All current directors and executive officers as a group (19 persons)	940,898(16)	0.01
The Vanguard Group, Inc. 100 Vanguard Blvd., Malvern, PA 19355	20,030,284(17)	15.17
BlackRock, Inc. 55 East 52nd Street, New York, NY 10022	12,208,786(18)	9.2
Vanguard Specialized Funds-Vanguard REIT Index Fund 100 Vanguard Blvd., Malvern PA 19355	9,738,075(18)(19)	7.37
Invesco Ltd., 1555 Peachtree Street, NE, Atlanta, GA 30309	6,814,654(18)(20)	5.2

*
Less than one percent

(1)
The address for all directors and executive officers is AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, VA 22203.

(2)
Except as otherwise noted, each individual in the table above has the sole voting and investment power over the shares listed.

(3)
Includes 1,901 shares issuable in the future under deferred stock awards granted to Ms. Aeppel in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(4)
Includes 8,925 shares issuable upon the exercise of stock options that vest on or before May 1, 2015.

(5)
Includes 19,396 shares issuable upon the exercise of stock options that vest on or before May 1, 2015.

(6)
Includes 335 shares issuable in the future under deferred stock awards granted to Mr. Brown in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(7)
Includes (i) 46,246 shares issuable in the future under deferred stock awards granted to Mr. Choate in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan and (ii) 19,622 shares held jointly with spouse.

(8)
Includes 735 shares issuable in the future under deferred stock awards granted to Mr. Havner in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(9)
Includes 41,580 shares issuable in the future under deferred stock awards granted to Mr. Healy in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(10)
Includes 249,480 shares issuable upon the exercise of stock options that vest on or before May 1, 2015.

(11)
Includes 5,932 shares issuable upon the exercise of stock options that vest on or before May 1, 2015.

(12)
Includes 1,612 shares issuable in the future under deferred stock awards granted to Mr. Rummell in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(13)
Includes 16,340 shares held in a revocable trust.

(14)
Includes 2,466 shares issuable in the future under deferred stock awards granted to Mr. Walter in lieu of restricted stock awards pursuant to elections under the Stock Incentive Plan.

(15)
Includes 4,404 shares issuable upon the exercise of stock options that vest on or before May 1, 2015.

(16)
Includes (i) 376,963 shares issuable upon the exercise of stock options that vest on or before May 1, 2014, (ii) 93,228 shares issuable in the future under deferred stock awards, and (iii) 19,603 shares held in trust.

(17)
The number of shares and percentage ownership reported is based on a Schedule 13GA filed on February 11, 2015, reporting beneficial ownership as of December 31, 2014. The Schedule 13GA indicates that the reporting entity holds sole voting power with respect to 405,889 shares, shared voting power with respect to 106,937 shares, sole dispositive power with respect to 19,692,210 shares, and shared dispositive power with respect to 338,074 shares.

(18)
The number of shares and percentage ownership reported is based on a Schedule 13GA filed on January 13, 2015, reporting beneficial ownership as of December 31, 2014. The Schedule 13GA indicates that the reporting entity holds sole voting power with respect to 11,095,921 shares and sole dispositive power with respect to 12,208,786 shares.

(19)
This amount is included in the reported ownership of The Vanguard Group described in the table and in footnote 17 above. The number of shares and percentage ownership reported is based on Schedule 13G filed with the SEC on February 6, 2015 reporting beneficial ownership as of December 31, 2014. The Schedule 13G also reports that the reporting entity holds sole voting power with respect to all reported shares.

(20)
The number of shares and percentage ownership reported is based on a Schedule 13GA filed January 30, 2015, reporting beneficial ownership as of December 31, 2014. The Schedule 13GA indicates that the reporting entity holds sole voting power with respect to 3,910,944 shares, and sole dispositive power with respect to 6,814,654 shares.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires persons who are officers of the Company as defined by Section 16, directors of the Company and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, “Insiders”) to file reports of ownership and changes in ownership with the SEC and one national securities exchange on which such securities are registered. In accordance with Rule 16a-3(c) under the Exchange Act, the Company has designated the NYSE as the national securities exchange with which reports pursuant to Section 16(a) of the Exchange Act need to be filed. Insiders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on a review of copies of such reports and written representations that no other reports were required during the fiscal year ended December 31, 2014, all filing requirements applicable to the Insiders were timely satisfied, with the exception of a Form 4 filed on behalf of Mr. Sargeant reporting the exercise of 2,210 stock options, and the related transfer of 1,420 shares of stock to the Company to pay for the exercise of such options, on May 27, 2014. Mr. Sargeant retired from the Company on May 31, 2014, and the Form 4 was filed on June 12, 2014.

VI. Other Matters
Solicitation of Proxies
The cost of solicitation of proxies for the Annual Meeting will be paid by the Company. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms, and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses. The Company has engaged Morrow & Co., LLC, 470 West Ave, Stamford, CT 06902, a third party proxy solicitation firm. We anticipate that the cost of such third party proxy solicitation, which will be borne by the Company, will be approximately $9,500 plus reasonable out-of-pocket expenses.

Stockholder Proposals for Annual Meetings
Stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the 2016 Annual Meeting of Stockholders must be received by the Company by December 12, 2015. Such a proposal must also comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the proxy statement and form of proxy.
In accordance with our Bylaws, as currently in effect, for a stockholder to nominate a director or for a proposal of a stockholder to be presented at the Company’s 2016 Annual Meeting of Stockholders, other than a stockholder proposal intended to be included in our proxy statement and submitted pursuant to Rule 14a-8 of the Exchange Act, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company, together with all supporting documentation required by the Company’s Bylaws,
(A) not prior to November 12, 2015 nor later than 5:00 p.m., Eastern Time, on December 12, 2015 or (B) in the event that the date of the 2015 Annual Meeting of Stockholders is advanced or delayed by more than 30 days from May 21, 2016, (i) not earlier than the 150th day prior to the date of that meeting, and (ii) not later than 5:00 p.m., Eastern Time, on the later of  (x) the 120th day prior to the date of that meeting or (y) the 10th day following the day on which public announcement of such annual meeting is first made. You may contact the Company’s Secretary at the address mentioned below for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Any such proposals should be mailed to: AvalonBay Communities, Inc., Ballston Tower, 671 N. Glebe Road, Suite 800, Arlington, VA 22203, Attention: Secretary.

AVALONBAY COMMUNITIES, INC. BALLSTON TOwEr671 N. GLEBE rOAd, SUITE 800ArLINGTON, VA 22203Please take a moment now to authorize a proxy to vote these shares of AvalonBay Communities, Inc. common stock at the 2015 Annual Meeting of Stockholders.YOU CAN AUTHORIZE A PROXY TO VOTE THESE SHARES TODAY IN ONE OF THREE WAYS:BY INTERNET—www.proxyvote.comUse the Internet to authorize your proxy and transmit your voting instructions and for electronicdelivery of information up until 11:59 P.M. Eastern Time the day before the meeting date.Have your proxy card in hand when you access the web site and follow the instructions toobtain your records and to create an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONSIf you would like to reduce the costs incurred by AvalonBay Communities, Inc. in mailing proxymaterials, you can consent to receiving all future proxy statements, proxy cards and annualreports electronically via e-mail or the Internet. To sign up for electronic delivery, please followthe instructions above to authorize your proxy using the Internet and, when prompted, indicatethat you agree to receive or access stockholder communications electronically in future years.BY PHONE - 1-800-690-6903Use any touch-tone telephone to authorize your proxy and transmit your voting instructionsup until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card inhand when you call and then follow the instructions.BY MAILMark, sign and date your proxy card and return it in the postage-paid envelope we haveprovided or return it to AvalonBay Communities, Inc., c/o Broadridge, 51 Mercedes Way,Edgewood, NY 11717. If you authorize a proxy to vote these shares by internet or telephoneyou do NOT need to mail this proxy card.TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:M87075-P61513KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.DETACH AND RETURN THIS PORTION ONLYAVALONBAY COMMUNITIES, INC.For Withhold For AllTo withhold authority to vote for any individualTHE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 and 3 AND A VOTE "AGAINST" PROPOSALSAllAllExceptnominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.4 and 5.1. To elect the following ten individuals to serve until the2016 Annual Meeting of Stockholders and until theirrespective successors are elected and qualify:! ! ! 01) Glyn F. Aeppel02) Terry S. Brown03) Alan B. Buckelew04) Ronald L. Havner, Jr.05) John J. Healy, Jr.06) Timothy J. Naughton07) Lance R. Primis08) Peter S. Rummell09) H. Jay Sarles10) W. Edward WalterFor Against Abstain2. To ratify the selection of Ernst & Young LLP as the Company’s independent auditors for the year ending December 31, 2015. ! ! !3. To adopt a resolution approving, on a non-binding advisory basis, the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant toItem 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in the proxy statement.4. To adopt a stockholder proposal, if properly presented at the meeting, that the Board of Directors adopt, and present for stockholder approval, a "proxy access" bylaw. ! ! !5. To adopt a stockholder proposal, if properly presented at the meeting, that the Board of Directors adopt a policy addressing the separation of the roles ! ! !of CEO and Chairman.In addition, the proxies are authorized to vote and otherwise represent the undersigned on any other matter that may properly come before the AnnualMeeting or any adjournment or postponement thereof in the discretion of the proxy holder.If you authorize a proxy by mail, you must date, sign and return this card in order for these shares to be voted.Yes No Yes NoPlease indicate if you plan to attend this meeting.HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household.Please sign exactly as your name appears on this card and date. When signing as attorney, executor, administrator, trustee, guardian, officer of a corporation or other entity or in another representative capacity, please give your full title. If shares are held jointly, each holder should sign.Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owner) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice, Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.M87076-P61513AVALONBAY COMMUNITIES, INC.2015 ANNUAL MEETING OF STOCKHOLDERS, MAY 21, 2015, 8:00 A.M. LOCAL TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PROXYThe undersigned stockholder of AvalonBay Communities, Inc., a Maryland corporation (the “Company”), hereby appoints Timothy J. Naughton and Kevin P. O'Shea, and each of them, as proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held at The Resort at Pelican Hill, 22701 Pelican Hill Road South, Newport Coast, CA 92657 on May 21, 2015, 8:00 a.m. local time, and any adjournments or postponements thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at the Annual Meeting and otherwise to represent the undersigned with all of the powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the Proxy Statement, the terms of each of which are incorporated herein by reference, and revokes any proxy heretofore given with respect to the Annual Meeting.IF THIS PROXY IS PROPERLY EXECUTED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS DIRECTED HEREIN, BUT IF THIS PROXY IS EXECUTED AND NO INSTRUCTIONS ARE SPECIFIED, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST “FOR” EACH OF THE NOMINEES FOR DIRECTOR IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3, AND "AGAINST" PROPOSALS 4 AND 5. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF, INCLUDING WHETHER OR NOT TO ADJOURN THE ANNUAL MEETING, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST BY THE PROXIES IN THEIR DISCRETION. AT THE PRESENT TIME, THE BOARD OF DIRECTORS IS NOT AWARE OF ANY OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE WITH RESPECT TO THE ELECTION OF ANY INDIVIDUAL AS DIRECTOR WHERE ONE OR MORE NOMINEES ARE UNABLE TO SERVE, OR FOR GOOD CAUSE WILL NOT SERVE, AND WITH RESPECT TO MATTERS INCIDENTAL TO THE CONDUCT OF THE ANNUAL MEETING. STOCKHOLDERS WHO PLAN TO ATTEND THE ANNUAL MEETING MAY REVOKE THEIR PROXY BY CASTING THEIR VOTE AT THE ANNUAL MEETING IN PERSON.SEE REVERSE SIDEPLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPESEE REVERSE SIDE